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As filed with the Securities and Exchange Commission on March 14, 2013

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HAWAIIAN HOLDINGS, INC.	HAWAIIAN AIRLINES, INC.
(Exact name of Registrant as specified in its charter)
Delaware	Delaware
(State or other jurisdiction of incorporation or organization)
71-0879698	99-0042880
(I.R.S. Employer Identification Number)
3375 Koapaka Street, Suite G-350 Honolulu, Hawaii 96819 (808) 835-3700	3375 Koapaka Street, Suite G-350 Honolulu, Hawaii 96819 (808) 835-3700
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Mark B. Dunkerley
President and Chief Executive Officer
3375 Koapaka Street, Suite G-350
Honolulu, Hawaii 96819
(808) 835-3700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Hoyt H. Zia, Esq. Mark K. Arimoto, Esq. Hawaiian Holdings, Inc. 3375 Koapaka Street, Suite G-350 Honolulu, Hawaii 96819 (808) 835-3700	Aaron J. Alter, Esq. Michael S. Russell, Esq. Wilson Sonsini Goodrich & Rosati, Professional Corporation 650 Page Mill Road Palo Alto, CA 94304 (650) 493-9300	John K. Hoyns, Esq. Steven I. Chung, Esq. Hughes Hubbard & Reed LLP One Battery Park Plaza New York, NY 10004-1482 (212) 837-6000

Approximate date of commencement of proposed sale to the public:
From time to time, after the effective date of this Registration Statement.

               If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

               If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

               If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

               If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

               If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

               If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

               Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Hawaiian Holdings, Inc.:

Large Accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☐

Hawaiian Airlines, Inc.:

Large Accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price per Unit or Share(1)(2)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee(3)

Common Stock of Hawaiian Holdings, Inc., $0.01 par value per share(4)		—	—	—

Preferred Stock of Hawaiian Holdings, Inc., $0.01 par value per share(4)	—	—	—	—

Depositary Shares of Hawaiian Holdings, Inc.	—	—	—	—

Warrants of Hawaiian Holdings, Inc.	—	—	—	—

Debt Securities of Hawaiian Holdings, Inc	—	—	—	—

Guarantees of Hawaiian Holdings, Inc.(5)	—	—	—	—

Guarantees of Hawaiian Airlines, Inc.(6)

Pass Through Certificates of Hawaiian Airlines, Inc.	—	—	—	—

Total(7)	$525,000,000	—	$525,000,000	$71,610.00

(1)
Pursuant to Rule 457(i) under the Securities Act of 1933 (the "Securities Act"), the securities registered hereunder include such indeterminate number of shares of common stock, preferred stock or depositary shares, number of warrants and principal amount of debt securities as may be issued upon conversion or exchange of any preferred stock, warrants or debt securities registered hereunder that provide for conversion or exchange, upon exercise of warrants or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
The proposed maximum per unit and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.

(3)
Calculated pursuant to Rule 457(o) under the Securities Act.

(4)
Includes an indeterminate number of shares of common stock or preferred stock as may be sold from time to time at indeterminate prices.

(5)
Hawaiian Holdings, Inc. will guarantee the obligations of its wholly owned subsidiary, Hawaiian Airlines, Inc., with respect to the securities of Hawaiian Airlines, Inc. registered hereby. No additional consideration will be received for the guarantees and, pursuant to Rule 457(n), no additional fee is required.

(6)
Hawaiian Airlines, Inc. may guarantee the obligations of its parent, Hawaiian Holdings, Inc., with respect to the debt securities of Hawaiian Holdings, Inc. registered hereby. No additional consideration will be received for the guarantees and, pursuant to Rule 457(n), no additional fee is required.

(7)
Any securities registered hereunder may be sold separately or in combination with other securities registered hereunder. The proposed maximum offering price per unit will be determined by us in connection with the issuance of the securities. In no event will the aggregate offering price of all securities issued from time to time pursuant to this Registration Statement exceed $525,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies.

               The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

        This registration statement contains two separate prospectuses:

  •
  The first prospectus relates to offerings by Hawaiian Holdings, Inc. of its common stock, par value $0.01 per share, preferred stock, depositary shares, warrants and debt securities (and any related guarantees by Hawaiian Airlines, Inc.).

  •
  The second prospectus relates to offerings by Hawaiian Airlines, Inc. of pass through certificates (and the related guarantees by Hawaiian Holdings, Inc.).

The information in this prospectus is not complete and may be changed. We may not sell the securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 14, 2013

PROSPECTUS

$525,000,000

Hawaiian Holdings, Inc.

        By this prospectus, Hawaiian Holdings, Inc. may offer, from time to time:

  •
  Common stock

  •
  Preferred stock

  •
  Depositary Shares

  •
  Warrants

  •
  Debt securities

        From time to time, we may offer and sell, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $525,000,000. Payment obligations under any series of debt securities may be guaranteed on a full and unconditional basis by our subsidiary, Hawaiian Airlines, Inc.

        We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

        These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section entitled "Plan of Distribution" in this prospectus.

        Our common stock is listed on the Nasdaq Global Market under the symbol "HA." We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

        INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. RISKS ASSOCIATED WITH AN INVESTMENT IN OUR SECURITIES WILL BE DESCRIBED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND/OR CERTAIN OF OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, AS DESCRIBED UNDER "RISK FACTORS" ON PAGE 4.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                    , 2013

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we and Hawaiian Airlines, Inc. filed with the United States Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf process, we or Hawaiian Airlines, Inc. may, from time to time, sell any combination of the securities described in this prospectus or the accompanying prospectus of Hawaiian Airlines, Inc. in one or more offerings up to a total amount of $525,000,000.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.

        The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the initial public offering price; the price paid for the securities; net proceeds; the manner of distribution and any underwriter compensation; and the other material terms related to the offering of the securities.

        You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

        You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement, any related issuer free writing prospectus or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

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PROSPECTUS SUMMARY

        This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information you should consider before buying securities in this offering. You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, before making an investment decision. As used in this prospectus, "Hawaiian Holdings, Inc.," "we," "us," and "our" refer to Hawaiian Holdings, Inc., a Delaware corporation, and "Hawaiian Airlines, Inc." and "Hawaiian" refer to our wholly owned subsidiary, Hawaiian Airlines, Inc., a Delaware corporation.

 Hawaiian Holdings, Inc.

Overview

        We are a holding company incorporated in the State of Delaware. Our primary asset is the sole ownership of all issued and outstanding shares of common stock of Hawaiian Airlines, Inc.

        Hawaiian is engaged in the scheduled air transportation of passengers and cargo amongst the Hawaiian Islands (the Neighbor Island routes), between the Hawaiian Islands and certain cities in the United States (the North America routes), and between the Hawaiian Islands and the South Pacific, Australia and Asia (the International routes), collectively referred to as our Scheduled Operations. In addition, Hawaiian also operates various charter flights. Hawaiian is the largest airline headquartered in Hawaii and the eleventh largest domestic airline in the United States based on revenue passenger miles reported by the Bureau of Transportation Statistics of the Research and Innovative Technology Administration, U.S. Department of Transportation as of November 30, 2012. At February 28, 2013, Hawaiian's fleet consisted of 18 Boeing 717-200 aircraft for its Neighbor Island routes and 16 Boeing 767-300 aircraft and 10 Airbus A330-200 aircraft for its North America, International and charter routes. Airline Contract Maintenance & Equipment, Inc., a Delaware corporation and another of our wholly owned subsidiaries, also purchased two ATR42 turboprop aircraft that are expected to begin service in 2013.

Corporate Information

        We were incorporated in April 2002 under the laws of the State of Delaware. Hawaiian Airlines was originally incorporated in January 1929 under the laws of the Territory of Hawaii and became our indirect wholly-owned subsidiary pursuant to a corporate restructuring that was consummated in August 2002. Hawaiian Airlines became a Delaware corporation and our direct wholly-owned subsidiary concurrent with Hawaiian Airlines' reorganization and reacquisition by us in June 2005.

        The executive offices for Hawaiian Airlines and Hawaiian Holdings are located at 3375 Koapaka Street, Suite G-350, Honolulu, Hawaii 96819, and the telephone number at that address is (808) 835-3700. We maintain a website at www.hawaiianair.com where general information about Hawaiian Airlines and Hawaiian Holdings is available. Our website, and the information contained therein, is not a part of this prospectus.

The Securities We May Offer

        We may offer up to $525,000,000 of common stock, preferred stock, depositary shares, warrants and debt securities in one or more offerings and in any combination. This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of the securities we determine to offer.

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  Common Stock

        We may offer shares of our common stock, par value $0.01 per share, either alone or underlying other registered securities convertible or exercisable into our common stock. Holders of our common stock are entitled to receive dividends declared by our board of directors out of funds legally available for the payment of dividends, subject to rights, if any, of preferred stockholders. Currently, we do not pay a dividend. Each holder of common stock is entitled to one vote per share. The holders of common stock have no preemptive rights.

  Preferred Stock and Depositary Shares

        We may issue preferred stock in one or more series. Our board of directors or a committee designated by the board will determine the dividend, voting and conversion rights and other provisions at the time of sale. Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of liquidation, dissolution or the winding up of Hawaiian Holdings, Inc., voting rights and rights to convert into common stock. We may also issue fractional shares of preferred stock that will be represented by depositary shares and depositary receipts. Each particular series of depositary shares will be more fully described in the prospectus supplement that will accompany this prospectus.

  Warrants

        We may issue warrants for the purchase of common stock, preferred stock or debt securities. We may issue warrants independently or together with other securities.

  Debt Securities

        We may offer secured or unsecured obligations in the form of one or more series of senior or subordinated debt. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the "debt securities." The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt generally includes all debt for money borrowed by us, except debt that is stated in the instrument governing the terms of that debt to be not senior to, or to have the same rank in right of payment as, or to be expressly junior to, the subordinated debt securities. We may issue debt securities that are convertible into shares of our common stock.

        The senior and subordinated debt securities will be issued under separate indentures between us and a trustee. We have summarized the general features of the debt securities to be governed by the indentures. These indentures have been filed as exhibits to the registration statement of which this prospectus forms a part. We encourage you to read these indentures. Instructions on how you can get copies of these documents are provided under the heading "Where You Can Find More Information."

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RISK FACTORS

        An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading "Risk Factors" in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, "Risk Factors," in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and any updates described in our Quarterly Reports on Form 10-Q, all of which are incorporated herein by reference, and as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities.

FORWARD-LOOKING STATEMENTS

        This prospectus, each prospectus supplement, each related issuer free writing prospectus and the information incorporated by reference in these documents contain certain statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "anticipate," "expect," "believe," "goal," "plan," "intend," "estimate," "may," "will," and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement, any related issuer free writing prospectus and the documents incorporated herein and therein by reference, particularly in the sections entitled "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," and include statements regarding the intent, belief or current expectations of the company and management that are subject to known and unknown risks, uncertainties and assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to those discussed in the section entitled "Risk Factors" set forth above.

        This prospectus, any prospectus supplement, any related issuer free writing prospectus and the information incorporated by reference in these documents also contain statements that are based on management's current expectations and beliefs, including estimates and projections about our company, industry, financial condition, results of operations and other matters. These statements are not guarantees of future performance and are subject to numerous risks, uncertainties, and assumptions that are difficult to predict.

        Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

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 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges on a historical basis for each of the periods indicated. The ratios have been computed on a consolidated basis. You should read these ratios in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference in this prospectus.

	Fiscal Year Ended December 31,
(dollars in thousands)	2012	2011	2010	2009	2008
Ratio of earnings to fixed charges	1.85x	—	2.17x	2.47x	1.84x
Deficiency of earnings to fixed charges	—	$8,853	—	—	—

        As of the date of this prospectus, we have not previously paid dividends on any shares of preferred stock, and consequently, our ratio of earnings to preferred share dividends and ratio of earnings to fixed charges would be identical.

USE OF PROCEEDS

        Unless otherwise indicated in the prospectus supplement, the net proceeds from the sale of securities offered by this prospectus will be used for general corporate purposes and working capital requirements, which may include, among other things, the repayment or repurchase of debt obligations, the acquisition of aircraft and other capital expenditures. We have not determined the amounts we plan to spend on the areas listed above or the timing of these expenditures. As a result, unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings. Pending their ultimate use, we intend to invest the net proceeds in bank demand deposits, certificates of deposit, investments in debt securities with maturities of three months or less when purchased, and money market funds which invest primarily in U.S. government obligations and commercial paper.

DIVIDEND POLICY

        We have never paid cash dividends on our common stock. Restrictions contained in our financing agreements and certain of our aircraft lease agreements limit our ability to pay dividends on our common stock. Accordingly, we do not anticipate paying periodic cash dividends on our common stock for the foreseeable future. We intend to use all available cash and liquid assets in the operation and growth of our business. Any future determination about the payment of dividends will be made at the discretion of our board of directors and will depend upon our earnings, if any, capital requirements, operating and financial conditions and on such other factors as our board of directors deems relevant.

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 DESCRIPTION OF CAPITAL STOCK

        The following information describes our common stock and preferred stock, as well as certain provisions of our amended and restated certificate of incorporation and bylaws. This description is only a summary. You should also refer to our certificate of incorporation and bylaws, which have been filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part.

General

        As of the date of this prospectus, our authorized capital stock consists of 120,000,000 shares. Those shares consist of (1) 118,000,000 shares designated as common stock, $0.01 par value and (2) 2,000,000 shares designated as preferred stock, $0.01 par value. As of December 31, 2012, there were approximately 51,439,934 shares of common stock issued and outstanding and three shares of preferred stock issued and outstanding.

        The following is a summary of the material provisions of the common stock and preferred stock provided for in our certificate of incorporation and bylaws. For additional detail about our capital stock, please refer to our certificate of incorporation and bylaws, each as amended.

Common Stock

        A holder of common stock is entitled to exercise one vote for each share held of record on all matters submitted to a vote of the stockholders. Subject to certain limitations in our certificate of incorporation and to the preference that may be applicable to any outstanding preferred stock, the holders of common stock will be entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. We have never paid cash dividends on our common stock. Restrictions contained in our financing agreements and certain of our aircraft lease agreements limit our ability to pay dividends on our common stock. Accordingly, we do not anticipate paying periodic cash dividends on our common stock for the foreseeable future. In the event of our liquidation, dissolution or winding up, holders of the common stock are entitled to share ratably in all assets remaining after payment of liabilities, the $0.01 per share liquidation preference of the Special Preferred Stock described below, and the liquidation preference applicable to any other shares of preferred stock that may become outstanding. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. The outstanding shares of common stock are fully paid and non-assessable.

        Our common stock is listed on the NASDAQ Global Market under the symbol "HA." The transfer agent and registrar for the common stock is American Stock Transfer and Trust Company, LLC.

Preferred Stock

        The following description of preferred stock and the description of the terms of any particular series of preferred stock that we choose to issue hereunder and that will be set forth in the related prospectus supplement are not complete. These descriptions are qualified in their entirety by reference to our amended and restated certificate of incorporation and the certificate of designation relating to any series of preferred stock. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series. The prospectus supplement also will contain a description of certain United States federal income tax consequences relating to the purchase and ownership of the series of preferred stock that is described in the prospectus supplement.

        We currently have three shares of preferred stock outstanding. The International Association of Machinists and Aerospace Workers (IAM) holds one share of Series B Special Preferred Stock, the Association of Flight Attendants (AFA) holds one share of Series C Special Preferred Stock, and the

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Air Line Pilots Association (ALPA) holds one share of Series D Special Preferred Stock, each of which entitles each union to nominate one director to the Company's board of directors. In addition, each series of the Special Preferred Stock, unless otherwise specified:

  •
  ranks senior to our common stock and ranks pari passu with each other such series of Special Preferred Stock with respect to liquidation, dissolution and winding up of us and will be entitled to receive $0.01 per share before any payments are made, or assets distributed, to holders of any stock ranking junior to the Special Preferred Stock;

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  has no dividend rights unless a dividend is declared and paid on our common stock, in which case the Special Preferred Stock would be entitled to receive a dividend in an amount per share equal to two times the dividend per share paid on the common stock;

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  is entitled to one vote per share of such series and votes with the common stock as a single class on all matters submitted to holders of our common stock;

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  automatically converts into our common stock on a 1:1 basis, at such time as such shares are transferred or such holders are no longer entitled to nominate a representative to our board of directors pursuant to their respective collective bargaining agreements;

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  is not redeemable, but may be reacquired by us in any other manner permitted by law; and

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  has no preemptive rights, other than such rights, if any, and upon such terms and at such prices as the board of directors, in its discretion from time to time may determine.

        The board of directors, without stockholder approval, can issue preferred stock with voting, conversion or other rights that could negatively affect the voting power and other rights of the holders of common stock. Preferred stock could thus be issued quickly with terms calculated to delay or prevent a change in control of us or make it more difficult to remove our management. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock.

        The board of directors has the authority, without further action by the stockholders, to issue up to 1,999,997 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon the preferred stock. Any or all of these rights may be greater than the rights of the common stock.

        The prospectus supplement for a series of preferred stock will specify:

  •
  the maximum number of shares;

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  the designation of the shares;

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  the annual dividend rate, if any, whether the dividend rate is fixed or variable, the date or dates on which dividends will accrue, the dividend payment dates, and whether dividends will be cumulative;

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  the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums;

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  the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of our affairs;

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  any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;

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  the terms and conditions, if any, for conversion or exchange of shares of any other class or classes of our capital stock or any series of any other class or classes, or of any other series of

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    the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

  •
  the voting rights; and

  •
  any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.

        The issuance of shares of preferred stock will affect, and may adversely affect, the rights of holders of common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until our board of directors determines the specific rights attached to that preferred stock. The effects of issuing additional preferred stock could include one or more of the following:

  •
  restricting dividends on the common stock;

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  diluting the voting power of the common stock;

  •
  impairing the liquidation rights of the common stock; or

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  delaying or preventing changes in control or management of our company.

        Preferred stock will be fully paid and nonassessable upon issuance.

Effect of Certain Provisions of our Certificate of Incorporation and Bylaws and the Delaware Anti-Takeover Statute

        Some provisions of Delaware law and our certificate of incorporation and bylaws contain provisions that could make the following transactions more difficult:

  •
  acquisition of us by means of a tender offer;

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  acquisition of us by means of a proxy contest or otherwise; or

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  removal of our incumbent officers and directors.

        Those provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids and to promote stability in our management. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

        Our certificate of incorporation and bylaws require that any action required or permitted to be taken by our stockholders must be taken at a duly called annual or special meeting of the stockholders and may not be taken by a consent in writing. In addition, special meetings of our stockholders may be called only by the board of directors or the chairperson of the board of directors. Our bylaws require advance notice of any director nominations or other stockholder proposals to be brought before an annual stockholders meeting. Our certificate of incorporation provides that certain amendments of the certificate of incorporation require the approval of at least two-thirds of the voting power of all outstanding stock. In addition, we have eliminated cumulative voting. These provisions may have the effect of deterring hostile takeovers or delaying changes in control or our management.

  Delaware Anti-Takeover Statute

        We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation

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from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

  •
  prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

  •
  upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not for determining the outstanding voting stock owned by the interested stockholder, (i) shares owned by persons who are directors and also officers, and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  •
  at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

        Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation's outstanding voting stock.

9

 DESCRIPTION OF THE DEPOSITARY SHARES

General

        At our option, we may elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do elect to offer fractional shares of preferred stock, we will issue receipts for depositary shares and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share. These rights may include dividend, voting, redemption and liquidation rights.

        The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, under a deposit agreement by and among us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

        The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

        The summary of terms of the depositary shares contained in this prospectus is not complete, and is subject to modification in any prospectus supplement for any issuance of depositary shares. You should refer to the forms of the deposit agreement, our certificate of incorporation and the certificate of designation that are, or will be, filed with the SEC for the applicable series of preferred stock.

Dividends

        The depositary will distribute cash dividends or other cash distributions, if any, received in respect of the series of preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the preferred stock.

        In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary, with our approval, may adopt another method for the distribution, including selling the property and distributing the net proceeds to the holders.

Liquidation preference

        If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Redemption

        If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed. The depositary will mail

10

the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us and not fewer than 20 or more than 60 days, unless otherwise provided in the applicable prospectus supplement, prior to the date fixed for redemption of the preferred stock.

Voting

        Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying the preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder's depositary shares. The record date for the depositary will be the same date as the record date for the preferred stock. The depositary will, to the extent practicable, vote the preferred stock underlying the depositary shares in accordance with these instructions. We will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to vote the preferred stock in accordance with these instructions. The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of preferred stock

        Owners of depositary shares will be entitled to receive upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due to the depositary, the number of whole shares of preferred stock underlying their depositary shares.

        Partial shares of preferred stock will not be issued. Holders of preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for the preferred stock.

Amendment and termination of the deposit agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between the depositary and us. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by at least a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

  •
  all outstanding depositary shares have been redeemed; or

  •
  there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Charges of depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement. We will also pay charges of the depositary in connection with:

  •
  the initial deposit of the preferred stock;

  •
  the initial issuance of the depositary shares;

  •
  any redemption of the preferred stock; and

  •
  all withdrawals of preferred stock by owners of depositary shares.

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        Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other specified charges as provided in the deposit agreement for their accounts. If these charges have not been paid, the depositary may:

  •
  refuse to transfer depositary shares;

  •
  withhold dividends and distributions; and

  •
  sell the depositary shares evidenced by the depositary receipt.

Miscellaneous

        The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

        Neither the depositary nor we will be liable if either the depositary or we are prevented or delayed by law or any circumstance beyond the control of either the depositary or us in performing our respective obligations under the deposit agreement. Our obligations and the depositary's obligations will be limited to the performance in good faith of our or the depositary's respective duties under the deposit agreement. Neither the depositary nor we will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. The depositary and we may rely on:

  •
  written advice of counsel or accountants;

  •
  information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information; and

  •
  documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and removal of depositary

        The depositary may resign at any time by delivering a notice to us. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. The successor depositary must be a bank and trust company having its principal office in the United States of America and having a combined capital and surplus of at least $100,000,000.

Federal income tax consequences

        Owners of the depositary shares will be treated for U.S. federal income tax purposes as if they were owners of the preferred stock underlying the depositary shares. As a result, owners will be entitled to take into account for U.S. federal income tax purposes and deductions to which they would be entitled if they were holders of such preferred stock. No gain or loss will be recognized for U.S. federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares. The tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon such exchange, be the same as the aggregate tax basis of the depositary shares exchanged. The holding period for preferred stock in the hands of an exchanging owner of depositary shares will include the period during which such person owned such depositary shares.

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 DESCRIPTION OF THE WARRANTS

General

        We may issue warrants for the purchase of our debt securities, preferred stock or common stock, or any combination thereof. Warrants may be issued independently or together with our debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Debt warrants

        The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

  •
  the title of the debt warrants;

  •
  the offering price for the debt warrants, if any;

  •
  the aggregate number of the debt warrants;

  •
  the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;

  •
  if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;

  •
  the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

  •
  the dates on which the right to exercise the debt warrants will commence and expire;

  •
  if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

  •
  whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

  •
  information with respect to book-entry procedures, if any;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, a discussion of material U.S. federal income tax considerations;

  •
  the antidilution provisions of the debt warrants, if any;

  •
  the redemption or call provisions, if any, applicable to the debt warrants;

  •
  any provisions with respect to the holder's right to require us to repurchase the debt warrants upon a change in control or similar event; and

  •
  any additional terms of the debt warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the debt warrants.

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        Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

Equity warrants

        The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

  •
  the title of the warrants;

  •
  the offering price for the warrants, if any;

  •
  the aggregate number of warrants;

  •
  the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

  •
  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

  •
  if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

  •
  the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

  •
  the dates on which the right to exercise the warrants shall commence and expire;

  •
  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, a discussion of material U.S. federal income tax considerations;

  •
  the antidilution provisions of the warrants, if any;

  •
  the redemption or call provisions, if any, applicable to the warrants;

  •
  any provisions with respect to the holder's right to require us to repurchase the warrants upon a change in control or similar event; and

  •
  any additional terms of the warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

        Holders of equity warrants will not be entitled:

  •
  to vote, consent or receive dividends;

  •
  receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

  •
  exercise any rights as stockholders of us.

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DESCRIPTION OF THE DEBT SECURITIES

        The debt securities may be either secured or unsecured and will either be our senior debt securities or our subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Together, the senior indenture and the subordinated indenture are called indentures in this description. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.

        The following is a summary of selected provisions and definitions of the indentures and debt securities to which any prospectus supplement may relate. The summary of selected provisions of the indentures and the debt securities appearing below is not complete and is subject to, and qualified entirely by reference to, all of the provisions of the applicable indenture and certificates evidencing the applicable debt securities. For additional information, you should look at the applicable indenture and the certificate evidencing the applicable debt security that is filed as an exhibit to the registration statement that includes the prospectus. In this description of the debt securities, the words "we," "us," or "our" refer only to Hawaiian Holdings, Inc. and not to any of our subsidiaries, unless we expressly state or the context otherwise requires.

        The following description sets forth selected general terms and provisions of the applicable indenture and debt securities to which any prospectus supplement may relate. Other specific terms of the applicable indenture and debt securities will be described in the applicable prospectus supplement. If any particular terms of the indenture or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement.

General

        Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series.

        We are not limited as to the amount of debt securities we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series.

        The prospectus supplement relating to a particular series of debt securities will set forth:

  •
  whether the debt securities are senior or subordinated;

  •
  the offering price;

  •
  the title;

  •
  any limit on the aggregate principal amount;

  •
  the person who shall be entitled to receive interest, if other than the record holder on the record date;

  •
  the date or dates the principal will be payable;

  •
  the interest rate or rates, which may be fixed or variable, if any, the date from which interest will accrue, the interest payment dates and the regular record dates, or the method for calculating the dates and rates;

  •
  the place where payments may be made;

15

  •
  any mandatory or optional redemption provisions or sinking fund provisions and any applicable redemption or purchase prices associated with these provisions;

  •
  if issued other than in denominations of U.S. $1,000 or any multiple of U.S. $1,000, the denominations in which the debt securities shall be issuable;

  •
  if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

  •
  if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or a holder may elect payment to be made in a different currency;

  •
  the portion of the principal amount that will be payable upon acceleration of maturity, if other than the entire principal amount;

  •
  if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount or method for determining the amount which will be deemed to be the principal amount;

  •
  if applicable, whether the debt securities shall be subject to the defeasance provisions described below under "Satisfaction and discharge; defeasance" or such other defeasance provisions specified in the applicable prospectus supplement for the debt securities;

  •
  any conversion or exchange provisions;

  •
  whether the debt securities will be issuable in the form of a global security;

  •
  any subordination provisions applicable to the subordinated debt securities if different from those described below under "Subordinated debt securities;"

  •
  any paying agents, authenticating agents, security registrars or other agents for the debt securities, if other than the trustee;

  •
  any provisions relating to any security provided for the debt securities, including any provisions regarding the circumstances under which collateral may be released or substituted;

  •
  any deletions of, or changes or additions to, the events of default, acceleration provisions or covenants;

  •
  any provisions relating to guaranties for the securities and any circumstances under which there may be additional obligors; and

  •
  any other specific terms of such debt securities.

        Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at time of issuance is below market rates. The U.S. federal income tax considerations applicable to debt securities sold at a discount will be described in the applicable prospectus supplement.

Exchange and transfer

        Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

        We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

16

        In the event of any partial redemption of debt securities of any series, we will not be required to:

  •
  issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

  •
  register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

        We will appoint the trustee as the initial security registrar. Any transfer agent, in addition to the security registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global securities

        The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

  •
  be registered in the name of a depositary, or its nominee, that we will identify in a prospectus supplement;

  •
  be deposited with the depositary or nominee or custodian; and

  •
  bear any required legends.

        No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

  •
  the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

  •
  an event of default is continuing with respect to the debt securities of the applicable series; or

  •
  any other circumstance described in a prospectus supplement has occurred permitting or requiring the issuance of any such security.

        As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indentures. Except in the above limited circumstances, owners of beneficial interests in a global security will not be:

  •
  entitled to have the debt securities registered in their names;

  •
  entitled to physical delivery of certificated debt securities; or

  •
  considered to be holders of those debt securities under the indenture.

        Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

        Institutions that have accounts with the depositary or its nominee are referred to as "participants." Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

17

        Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants' interests, or any participant, with respect to interests of persons held by participants on their behalf.

        Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither any trustee nor we will have any responsibility or liability for the depositary's or any participant's records with respect to beneficial interests in a global security.

Payment and paying agents

        Unless otherwise indicated in a prospectus supplement, the provisions described in this paragraph will apply to the debt securities. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The trustee will be designated as our initial paying agent.

        We may also name any other paying agents in a prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

        All moneys paid by us to a paying agent for payment on any debt security that remain unclaimed for a period ending the earlier of:

  •
  10 business days prior to the date the money would be turned over to the applicable state; or

  •
  at the end of two years after such payment was due,

will be repaid to us thereafter. The holder may look only to us for such payment.

No protection in the event of a change of control

        Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction, whether or not such transaction results in a change in control.

Covenants

        Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any financial or restrictive covenants.

Consolidation, merger and sale of assets

        Unless we indicate otherwise in a prospectus supplement with respect to a particular series of debt securities, we may not consolidate with or merge into any other person (other than a subsidiary of us), in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person (other than a subsidiary of Hawaiian Holdings, Inc.), unless:

  •
  the successor entity, if any, is a U.S. corporation, limited liability company, partnership, trust or other business entity;

  •
  the successor entity assumes our obligations on the debt securities and under the indentures;

18

  •
  immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

  •
  certain other conditions specified in the indenture are met.

Events of default

        Unless we indicate otherwise in a prospectus supplement, the following will be events of default for any series of debt securities under the indentures:

  •
  we fail to pay principal of or any premium on any debt security of that series when due;

  •
  we fail to pay any interest on any debt security of that series for 30 days after it becomes due;

  •
  we fail to deposit any sinking fund payment when due;

  •
  we fail to perform any other covenant in the indenture and such failure continues for 90 days after we are given the notice required in the indentures; and

  •
  certain events involving our bankruptcy, insolvency or reorganization.

        Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement. An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

        The trustee may withhold notice to the holders of any default, except defaults in the payment of principal, premium, if any, interest, any sinking fund installment on, or with respect to any conversion right of, the debt securities of such series. However, the trustee must consider it to be in the interest of the holders of the debt securities of such series to withhold this notice.

        Unless we indicate otherwise in a prospectus supplement, if an event of default, other than an event of default described in clause (5) above, shall occur and be continuing with respect to any series of debt securities, either the trustee or the holders of at least 25 percent in aggregate principal amount of the outstanding securities of that series may declare the principal amount and premium, if any, of the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, to be due and payable immediately.

        Unless we indicate otherwise in a prospectus supplement, if an event of default described in clause (5) above shall occur, the principal amount and premium, if any, of all the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, will automatically become immediately due and payable. Any payment by us on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under "Subordinated debt securities."

        Notwithstanding the foregoing, each indenture will provide that we may, at our option, elect that the sole remedy for an event of default relating to our failure to comply with our obligations described under the section entitled "Reports" below or our failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act will for the first 180 days after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the relevant series of debt securities at an annual rate equal to (i) 0.25% of the principal amount of such series of debt securities for the first 90 days after the occurrence of such event of default and (ii) 0.50% of the principal amount of such series of debt securities from the 91st day to, and including, the 180th day after the occurrence of such event of default, which we call "additional interest." If we so elect, the additional interest will accrue on all outstanding debt securities from and including the date on which such event of default first occurs until such violation is cured or waived and shall be payable on each

19

relevant interest payment date to holders of record on the regular record date immediately preceding the interest payment date. On the 181st day after such event of default (if such violation is not cured or waived prior to such 181st day), the debt securities will be subject to acceleration as provided above. In the event we do not elect to pay additional interest upon any such event of default in accordance with this paragraph, the debt securities will be subject to acceleration as provided above.

        In order to elect to pay the additional interest as the sole remedy during the first 180 days after the occurrence of any event of default relating to the failure to comply with the reporting obligations in accordance with the preceding paragraph, we must notify all holders of debt securities and the trustee and paying agent of such election prior to the close of business on the first business day following the date on which such event of default occurs. Upon our failure to timely give such notice or pay the additional interest, the debt securities will be immediately subject to acceleration as provided above.

        After acceleration, the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amounts or interest, have been cured or waived.

        Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

        A holder of debt securities of any series will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

  •
  the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

  •
  the holders of at least 25 percent in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

  •
  the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

        Holders may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security (if the debt security is convertible) without following the procedures listed in (1) through (3) above.

        We will furnish the trustee an annual statement from our officers as to whether or not we are in default in the performance of the conditions and covenants under the indenture and, if so, specifying all known defaults.

Modification and waiver

        Unless we indicate otherwise in a prospectus supplement, the applicable trustee and we may make modifications and amendments to an indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

20

        We may also make modifications and amendments to the indentures for the benefit of holders without their consent, for certain purposes including, but not limited to:

  •
  providing for our successor to assume the covenants under the indenture;

  •
  adding covenants or events of default;

  •
  making certain changes to facilitate the issuance of the securities;

  •
  securing the securities;

  •
  providing for a successor trustee or additional trustees;

  •
  conforming the indenture to the description of the debt securities set forth in this prospectus or the accompanying prospectus supplement;

  •
  curing any ambiguities or inconsistencies;

  •
  providing for guaranties of, or additional obligors on, the securities;

  •
  permitting or facilitating the defeasance and discharge of the securities; and

  •
  other changes specified in the indenture.

        However, neither the trustee nor we may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

  •
  change the stated maturity of any debt security;

  •
  reduce the principal, premium, if any, or interest on any debt security or any amount payable upon redemption or repurchase, whether at our option or the option of any holder, or reduce the amount of any sinking fund payments;

  •
  reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;

  •
  change the place of payment or the currency in which any debt security is payable;

  •
  impair the right to enforce any payment after the stated maturity or redemption date;

  •
  if subordinated debt securities, modify the subordination provisions in a materially adverse manner to the holders;

  •
  adversely affect the right to convert any debt security if the debt security is a convertible debt security; or

  •
  change the provisions in the indenture that relate to modifying or amending the indenture.

Satisfaction and discharge; defeasance

        We may be discharged from our obligations on the debt securities, subject to limited exceptions, of any series that have matured or will mature or be redeemed within one year if we deposit enough money with the trustee to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

        Each indenture contains a provision that permits us to elect either or both of the following:

  •
  We may elect to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding. If we make this election, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for

21

    the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

  •
  We may elect to be released from our obligations under some or all of any financial or restrictive covenants applicable to the series of debt securities to which the election relates and from the consequences of an event of default resulting from a breach of those covenants.

        To make either of the above elections, we must irrevocably deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. government obligations or, in the case of debt securities denominated in a currency other than U.S. dollars, cash in the currency in which such series of securities is denominated and/or foreign government obligations. As a condition to either of the above elections, for debt securities denominated in U.S. dollars we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the action.

        With respect to debt securities of any series that are denominated in a currency other than United States dollars, "foreign government obligations" means:

  •
  direct obligations of the government that issued or caused to be issued the currency in which such securities are denominated and for the payment of which obligations its full faith and credit is pledged, or, with respect to debt securities of any series which are denominated in Euros, direct obligations of certain members of the European Union for the payment of which obligations the full faith and credit of such members is pledged, which in each case are not callable or redeemable at the option of the issuer thereof; or

  •
  obligations of a person controlled or supervised by or acting as an agency or instrumentality of a government described in the bullet above the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which are not callable or redeemable at the option of the issuer thereof.

Reports

        The indentures provide that any reports or documents that we file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act will be filed with the trustee within 15 days after the same is filed with the SEC. Documents filed by us with the SEC via the EDGAR system will be deemed filed with the trustee as of the time such documents are filed with the SEC.

Notices

        Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing law

        The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York.

Guarantees

        Our payment obligations under any series of debt securities may be guaranteed on a full and unconditional basis by Hawaiian Airlines, Inc. The terms of any such guarantee will be set forth in the applicable prospectus supplement.

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No personal liability of directors, officers, employees and stockholders

        No incorporator, stockholder, employee, agent, officer, director or subsidiary of ours will have any liability for any obligations of ours, or because of the creation of any indebtedness under the debt securities, the indentures or supplemental indentures. The indentures provide that all such liability is expressly waived and released as a condition of, and as a consideration for, the execution of such indentures and the issuance of the debt securities.

Regarding the trustee

        The indentures limit the right of the trustee, should it become our creditor, to obtain payment of claims or secure its claims.

        The trustee will be permitted to engage in certain other transactions with us. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

Subordinated debt securities

        The following provisions will be applicable with respect to each series of subordinated debt securities, unless otherwise stated in the prospectus supplement relating to that series of subordinated debt securities.

        The indebtedness evidenced by the subordinated debt securities of any series is subordinated, to the extent provided in the subordinated indenture and the applicable prospectus supplement, to the prior payment in full, in cash or other payment satisfactory to the holders of senior debt, of all senior debt, including any senior debt securities.

        Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary, marshalling of assets, assignment for the benefit of creditors, or in bankruptcy, insolvency, receivership or other similar proceedings, payments on the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt.

        In the event of any acceleration of the subordinated debt securities of any series because of an event of default with respect to the subordinated debt securities of that series, holders of any senior debt would be entitled to payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt before the holders of subordinated debt securities are entitled to receive any payment or distribution.

        In addition, the subordinated debt securities will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, including trade payables and lease obligations. This occurs because our right to receive any assets of our subsidiaries upon their liquidation or reorganization, and your right to participate in those assets, will be effectively subordinated to the claims of that subsidiary's creditors, including trade creditors, except to the extent that we are recognized as a creditor of such subsidiary. If we are recognized as a creditor of that subsidiary, our claims would still be subordinate to any security interest in the assets of the subsidiary and any indebtedness of the subsidiary senior to us.

        We are required to promptly notify holders of senior debt or their representatives under the subordinated indenture if payment of the subordinated debt securities is accelerated because of an event of default.

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        Under the subordinated indenture, we may also not make payment on the subordinated debt securities if:

  •
  a default in our obligations to pay principal, premium, if any, interest or other amounts on our senior debt occurs and the default continues beyond any applicable grace period, which we refer to as a payment default; or

  •
  any other default occurs and is continuing with respect to designated senior debt that permits holders of designated senior debt to accelerate its maturity, which we refer to as a non-payment default, and the trustee receives a payment blockage notice from us or some other person permitted to give the notice under the subordinated indenture.

        We will resume payments on the subordinated debt securities:

  •
  in case of a payment default, when the default is cured or waived or ceases to exist, and

  •
  in case of a nonpayment default, the earlier of when the default is cured or waived or ceases to exist or 179 days after the receipt of the payment blockage notice.

        No new payment blockage period may commence on the basis of a nonpayment default unless 365 days have elapsed from the effectiveness of the immediately prior payment blockage notice. No nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice to the trustee shall be the basis for a subsequent payment blockage notice.

        As a result of these subordination provisions, in the event of our bankruptcy, dissolution or reorganization, holders of senior debt may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors. The subordination provisions will not prevent the occurrence of any event of default under the subordinated indenture.

        The subordination provisions will not apply to payments from money or government obligations held in trust by the trustee for the payment of principal, interest and premium, if any, on subordinated debt securities pursuant to the provisions described under the section entitled "Satisfaction and discharge; defeasance," if the subordination provisions were not violated at the time the money or government obligations were deposited into trust.

        If the trustee or any holder receives any payment that should not have been made to them in contravention of subordination provisions before all senior debt is paid in full in cash or other payment satisfactory to holders of senior debt, then such payment will be held in trust for the holders of senior debt.

        Senior debt securities will constitute senior debt under the subordinated indenture.

        Additional or different subordination provisions may be described in a prospectus supplement relating to a particular series of debt securities.

Definitions

        "Designated senior debt" means our obligations under any particular senior debt in which the instrument creating or evidencing the same or the assumption or guarantee thereof, or related agreements or documents to which we are a party, expressly provides that such indebtedness shall be designated senior debt for purposes of the subordinated indenture. The instrument, agreement or other document evidencing any designated senior debt may place limitations and conditions on the right of such senior debt to exercise the rights of designated senior debt.

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        "Indebtedness" means the following, whether absolute or contingent, secured or unsecured, due or to become due, outstanding on the date of the indenture for such series of securities or thereafter created, incurred or assumed:

  •
  our indebtedness evidenced by a credit or loan agreement, note, bond, debenture or other written obligation;

  •
  all of our obligations for money borrowed;

  •
  all of our obligations evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind;

  •
  our obligations:

  •
  as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, or

  •
  as lessee under leases for facilities, capital equipment or related assets, whether or not capitalized, entered into or leased for financing purposes;

  •
  all of our obligations under interest rate and currency swaps, caps, floors, collars, hedge agreements, forward contracts or similar agreements or arrangements;

  •
  all of our obligations with respect to letters of credit, bankers' acceptances and similar facilities, including reimbursement obligations with respect to the foregoing;

  •
  all of our obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business;

  •
  all obligations of the type referred to in the above clauses of another person, the payment of which, in either case, we have assumed or guaranteed, for which we are responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise, or which are secured by a lien on our property; and

  •
  renewals, extensions, modifications, replacements, restatements and refundings of, or any indebtedness or obligation issued in exchange for, any such indebtedness or obligation described in the above clauses of this definition.

        "Senior debt" means the principal of, premium, if any, and interest, including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding, and rent payable on or in connection with, and all fees and other amounts payable in connection with, our indebtedness. However, senior debt shall not include:

  •
  any debt or obligation if its terms or the terms of the instrument under which or pursuant to which it is issued expressly provide that it shall not be senior in right of payment to the subordinated debt securities or expressly provide that such indebtedness is on the same basis or "junior" to the subordinated debt securities; or

  •
  debt to any of our subsidiaries, a majority of the voting stock of which is owned, directly or indirectly, by us.

        "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more of our other subsidiaries or by a combination of us and our other subsidiaries. For purposes of this definition, "voting stock" means stock or other similar interests which ordinarily has or have voting power for the election of directors, or persons performing similar functions, whether at all times or only so long as no senior class of stock or other interests has or have such voting power by reason of any contingency.

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 PLAN OF DISTRIBUTION

        We may sell the securities offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

  •
  the terms of the offering;

  •
  the names of any underwriters or agents;

  •
  the name or names of any managing underwriter or underwriters;

  •
  the purchase price of the securities;

  •
  the net proceeds from the sale of the securities;

  •
  any delayed delivery arrangements;

  •
  any underwriting discounts, commissions and other items constituting underwriters' compensation;

  •
  any initial public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any commissions paid to agents.

Sale through underwriters or dealers

        If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters, the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

        If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct sales and sales through agents

        We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us. Unless otherwise indicated in

26

the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed delivery contracts

        If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market making, stabilization and other transactions

        Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

        Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act of 1934, as amended. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

        Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative transactions and hedging

        We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

27

Electronic auctions

        We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

        Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called "real-time" basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder's individual bids would be accepted, prorated or rejected. For example, in the case of a debt security, the clearing spread could be indicated as a number of "basis points" above an index treasury note. Of course, many pricing methods can and may also be used.

        Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General information

        Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

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 LEGAL MATTERS

        The validity of the securities offered by this prospectus will be passed upon by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California.

EXPERTS

        The consolidated financial statements of Hawaiian Holdings, Inc. included in Hawaiian Holdings, Inc.'s Current Report on Form 8-K filed on March 14, 2013, the consolidated financial statement schedule included in Hawaiian Holdings, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2012 and the effectiveness of Hawaiian Holdings, Inc.'s internal control over financial reporting as of December 31, 2012 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference (except for their report on the schedule, which is set forth in the second paragraph of their consent filed as Exhibit 23.1 to the registration statement of which this prospectus is a part and is incorporated by reference herein). Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

        We have filed with the SEC a registration statement under the Securities Act of 1933 relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above. The registration statement and the documents referred to below under "Incorporation by Reference" are also available on our Internet website, www.hawaiianair.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

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 INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding any portions of any Form 8-K that are not deemed "filed" pursuant to the General Instructions of Form 8-K):

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as filed with the SEC on February 8, 2013;

  •
  Current Report on Form 8-K filed with the SEC on March 14, 2013; and

  •
  The description of our common stock contained in Amendment No. 1 to the Registration Statement on Form 8-A filed with the SEC on November 5, 2009, including any amendment or report filed for the purpose of updating such description.

        We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

        This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

        We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus.

        You may request a copy of these filings, at no cost to you, by telephoning us at (808) 835-3700 or by writing us at the following address:

Investor Relations
Hawaiian Holdings, Inc.
3375 Koapaka Street, Suite G-350
Honolulu, Hawaii 96819

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Hawaiian Holdings, Inc.

Common Stock
Preferred Stock
Depositary Shares
Warrants
Debt Securities

PROSPECTUS

The information in this prospectus is not complete and may be changed. We may not sell the securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 14, 2013

PROSPECTUS

Hawaiian Airlines, Inc.

Pass Through Certificates

        Pass through trusts that we form may offer for sale pass through certificates from time to time under this prospectus and one or more prospectus supplements. Each pass through certificate issued by a pass through trust will represent a beneficial interest in all property held by that pass through trust. The property of the pass through trust will include, without limitation, equipment notes issued by:

  •
  one or more owner trustees, on a non-recourse basis, to finance or refinance all or a portion of the purchase price of aircraft that have been or will be leased to us as part of one or more leveraged lease transactions; or

  •
  Hawaiian Airlines to finance or refinance all or a portion of the purchase price of aircraft owned or to be purchased by us.

        The pass through certificates will not represent interests in or obligations of Hawaiian Airlines or any of our affiliates.

        Equipment notes issued by any owner trustee will be without recourse to us. For each aircraft, we or the owner trustee will issue one or more equipment notes with an interest rate, final maturity date and ranking or priority of payment described in a prospectus supplement.

        The pass through trustee will distribute to the holders of pass through certificates the interest paid on the equipment notes held in the related pass through trust on the dates and at the rates indicated in a prospectus supplement. Holders of pass through certificates will also receive distributions of the principal paid on the equipment notes in scheduled amounts and on dates specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, we will not list the pass through certificates on any national securities exchange.

        Our payment obligations in respect of any equipment notes or the leases related to any equipment notes will be fully and unconditionally guaranteed by our parent corporation, Hawaiian Holdings, Inc.

        We will describe the specific terms of a particular series of pass through certificates in a supplement to this prospectus. You should read carefully this prospectus, the information incorporated by reference in this prospectus and any prospectus supplement before you invest. This prospectus may not be used to offer or sell any pass through certificates unless accompanied by a prospectus supplement.

        INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. RISKS ASSOCIATED WITH AN INVESTMENT IN OUR SECURITIES WILL BE DESCRIBED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND/OR CERTAIN OF OUR FILINGS OR FILINGS MADE BY HAWAIIAN HOLDINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, AS DESCRIBED UNDER "RISK FACTORS" ON PAGE 6.

        We may offer and sell the pass through certificates directly, through agents we select from time to time or to or through underwriters, dealers or other third parties we select. If we use any agents, underwriters or dealers to sell pass through certificates, we will name them and describe their compensation in a prospectus supplement.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                    , 2013

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we and Hawaiian Holdings filed with the United States Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf process, we or Hawaiian Holdings may, from time to time, sell any combination of the securities described in this prospectus or in the accompanying prospectus of Hawaiian Holdings in one or more offerings up to a total amount of $525,000,000.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.

        The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the initial public offering price; the price paid for the securities; net proceeds; the manner of distribution and any underwriter compensation; and the other material terms related to the offering of the securities.

        You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

        You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement, any related issuer free writing prospectus or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

        This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information you should consider before buying securities in this offering. You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, before making an investment decision. As used in this prospectus, "Hawaiian Airlines, Inc.,", "Hawaiian Airlines", "Hawaiian", "we," "us," and "our" refer to Hawaiian Airlines, Inc., a Delaware corporation, and "Hawaiian Holdings, Inc." and "Hawaiian Holdings" refers to Hawaiian Holdings, Inc., a Delaware corporation, including its consolidated subsidiaries.

 Hawaiian Airlines, Inc.

Overview

        We are engaged in the scheduled air transportation of passengers and cargo amongst the Hawaiian Islands (the Neighbor Island routes), between the Hawaiian Islands and certain cities in the United States (the North America routes), and between the Hawaiian Islands and the South Pacific, Australia and Asia (the International routes), collectively referred to as our Scheduled Operations. In addition, we also operate various charter flights. We are the largest airline headquartered in Hawaii and the eleventh largest domestic airline in the United States based on revenue passenger miles reported by the Bureau of Transportation Statistics of the Research and Innovative Technology Administration, U.S. Department of Transportation as of November 30, 2012. At February 28, 2013, our fleet consisted of 18 Boeing 717-200 aircraft for the Neighbor Island routes and 16 Boeing 767-300 aircraft and 10 Airbus A330-200 aircraft for the North America, International and charter routes. Airline Contract Maintenance & Equipment, Inc., a Delaware corporation and a wholly owned subsidiary of Hawaiian Holdings Inc., our parent company, also purchased two ATR42 turboprop aircraft that are expected to begin service in 2013.

        Hawaiian Holdings, Inc. is a holding company incorporated in the State of Delaware. Its primary asset is the sole ownership of all issued and outstanding shares of our common stock.

Corporate Information

        We were originally incorporated in January 1929 under the laws of the Territory of Hawaii and became Hawaiian Holdings' indirect wholly-owned subsidiary pursuant to a corporate restructuring that was consummated in August 2002. We became a Delaware corporation and Hawaiian Holdings' direct wholly-owned subsidiary concurrent with our reorganization and reacquisition by Hawaiian Holdings in June 2005. Hawaiian Holdings was incorporated in April 2002 under the laws of the State of Delaware.

        The executive offices for Hawaiian Airlines and Hawaiian Holdings are located at 3375 Koapaka Street, Suite G-350, Honolulu, Hawaii 96819, and the telephone number at that address is (808) 835-3700. We maintain a website at www.hawaiianair.com where general information about Hawaiian Airlines and Hawaiian Holdings is available. Our website, and the information contained therein, is not a part of this prospectus.

The Securities We May Offer

  Certificates

        Pass through certificates are securities that evidence an ownership interest in a pass through trust. The holders of the certificates issued by a pass through trust will be the beneficiaries of that trust. For convenience, we may refer to pass through certificates as "certificates" and refer to the holder of a pass through certificate as a "certificateholder."

        The beneficial interest in a pass through trust represented by a certificate will be a percentage interest in the property of that trust equal to the original face amount of such certificate divided by the original face amount of all of the certificates issued by that trust. Each certificate will represent a beneficial interest only in the property of the pass through trust that issued the certificate. Multiple series of certificates may be issued. If more than one series of certificates is issued, each series of certificates will be issued by a separate pass through trust.

        The property that will be held by each pass through trust will include, among other things, equipment notes secured by aircraft that we own or lease. Payments of principal, premium, if any, and interest on the equipment notes owned by a pass through trust will be passed through to holders of certificates issued by that trust in accordance with the terms of the pass through trust agreement pursuant to which the trust was formed.

        If certificates of any series are entitled to the benefits of a liquidity facility or other form of credit enhancement, the prospectus supplement relating to that series will describe the terms of the liquidity facility or other form of credit enhancement. A liquidity facility is a revolving credit agreement, letter of credit, bank guarantee, insurance policy or other instrument or agreement under which another person agrees to make certain payments in respect of the certificates if there is a shortfall in amounts otherwise available for distribution. While a liquidity facility is designed to increase the likelihood of the timely payment of certain amounts due under certificates, it is not a guarantee of timely or ultimate payment.

        The rights of a pass through trustee to receive monies payable under equipment notes held for that pass through trustee may be subject to the effect of subordination provisions contained in an intercreditor agreement described in the prospectus supplement for a series of certificates. An intercreditor agreement will set forth the terms and conditions upon which payments made under the equipment notes and payments made under any liquidity facility will be received, shared and distributed among the several pass through trustees and the liquidity provider.

        We may offer and sell up to $525,000,000 of aggregate initial offering price of certificates pursuant to this prospectus and related prospectus supplements in one or more offerings of certificates. The initial offering price may be denominated in U.S. dollars or foreign currencies based on the applicable exchange rate at the time of sale.

  Pass Through Trusts

        We will form a separate pass through trust to issue each series of certificates. Each pass through trust will be formed by us, as creator of each pass through trust, and a national or state bank or trust company, as trustee. Unless otherwise stated in a prospectus supplement, Wilmington Trust, National Association will be the trustee of each pass through trust. For convenience, we may refer to the pass through trustee as the trustee.

        Each pass through trust will be governed by a trust instrument that creates the trust and sets forth the powers of the trustee and the rights of the beneficiaries. The beneficiaries of a pass through trust will be the holders of certificates issued by that trust. The trust instrument for each pass through trust will consist of a basic pass through trust agreement between us and the pass through trustee, which we refer to as the "Basic Agreement", and a supplement to that basic agreement, which we refer to as a "pass through trust supplement."

        When a pass through trust supplement is signed and delivered, the pass through trustee, on behalf of the related pass through trust, will enter into one or more purchase or refunding agreements, typically referred to as "note purchase agreements" or "participation agreements," under which it will agree to purchase one or more promissory notes secured by aircraft described in the applicable prospectus supplement. These secured promissory notes are referred to as "equipment notes."

        Under the applicable note purchase agreement or participation agreement, the pass through trustee, on behalf of the related pass through trust, will purchase one or more equipment notes. The equipment notes that are the property of a pass through trust will have:

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  identical interest rates, in each case equal to the rate applicable to the certificates issued by such pass through trust; and

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  identical priority of payment relative to each of the other equipment notes held for such pass through trust.

        If any portion of the proceeds of an offering of a series of certificates is not used to purchase equipment notes on the date the certificates are originally issued, those proceeds will be held for the benefit of the certificateholders under arrangements that we will describe in the applicable prospectus supplement. If any of the proceeds are not later used to purchase equipment notes by the date specified in the applicable prospectus supplement, the proceeds will be returned to the certificateholders. In these circumstances, the prospectus supplement will describe how the proceeds of the pass through certificates will be held or applied including any depositary or escrow arrangements.

  Equipment Notes

        The equipment notes owned by a pass through trust may consist of any combination of:

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  Equipment notes issued by an owner trustee and secured by an aircraft owned by that trustee and leased to us. We refer to these equipment notes as "leased aircraft notes."

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  Equipment notes issued by us and secured by an aircraft owned by us. We refer to these equipment notes as "owned aircraft notes."

        Leased Aircraft Notes.    Except as specified in a prospectus supplement, leased aircraft notes will be issued by a bank, trust company, financial institution or other entity solely in its capacity as owner trustee in a leveraged lease transaction. In a leveraged lease transaction, one or more persons will form an owner trust to acquire an aircraft and then that owner trust will lease the aircraft to us. The investors that are the beneficiaries of the owner trusts are typically referred to as owner participants. Each owner participant will contribute a portion of the purchase price of the aircraft to the owner trust, and the remainder of the purchase price of the aircraft will be financed, or "leveraged", through the issuance of leased aircraft notes. Leased aircraft notes may also be issued to refinance an aircraft previously financed in a leveraged lease transaction or otherwise. A leased aircraft may also be subject to other financing arrangements that will be described in the applicable prospectus supplement. In connection with the refinancing of a leased aircraft, the owner trustee may refinance the existing equipment notes through the issuance of notes by a separate trust, which will be described in the applicable prospectus supplement.

        The leased aircraft notes will be issued pursuant to a separate indenture between the owner trustee and a bank, trust company, financial institution or other entity, as loan trustee. The indenture entered into in connection with the issuance of leased aircraft notes will be referred to as a "leased aircraft indenture." The loan trustee under a leased aircraft indenture will act as a trustee for the holders of the leased aircraft notes issued under that leased aircraft indenture.

        In a leveraged lease transaction, we will pay or advance rent and other amounts to the owner trustee in its capacity as lessor under the lease. The owner trustee will use the rent payments and certain other amounts received by it to make payments of principal and interest on the leased aircraft notes. The owner trustee also will assign its rights to receive basic rent and certain other payments to the applicable loan trustee as security for the owner trustee's obligations to pay principal of, premium, if any, and interest on the leased aircraft notes.

        Payments or advances required to be made under a lease and related agreements will at all times be sufficient to make scheduled payments of principal of, and interest on, the leased aircraft notes issued to finance the aircraft subject to that lease. However, we will not have any direct obligation to pay principal of, or interest on, the leased aircraft notes. No owner participant or owner trustee will be personally liable for any amount payable under a leased aircraft indenture or the leased aircraft notes issued under that indenture.

        Owned Aircraft Notes.    We may finance or refinance aircraft that we own through the issuance of owned aircraft notes. Owned aircraft notes relating to an owned aircraft will be issued under a separate indenture relating to that owned aircraft. Each separate indenture relating to owned aircraft notes will be between us and a bank, trust company, financial institution or other entity, as loan trustee. The indenture entered into in connection with the issuance of owned aircraft notes will be referred to as an "owned aircraft indenture." Because we often refer to owned aircraft indentures and leased aircraft indentures together, we sometimes refer to them collectively as the "indentures". The loan trustee under an owned aircraft indenture will act as a trustee for the holders of the owned aircraft notes issued under that owned aircraft indenture.

        Unlike the leased aircraft notes, we will have a direct obligation to pay the principal of, and interest on, the owned aircraft notes.

  Parent Guarantee

        Hawaiian Holdings will provide a full and unconditional guarantee with respect to our payment obligations under any series of leases and equipment notes described in the applicable prospectus supplement. We will describe the terms of the guarantee in the applicable prospectus supplement. Such guarantee will be enforceable without any need first to enforce any such related leases or equipment notes against Hawaiian Airlines, and will be an unsecured obligation of Hawaiian Holdings.

RISK FACTORS

        An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading "Risk Factors" in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, "Risk Factors," in Hawaiian Holdings' Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and any updates described in Hawaiian Holdings' Quarterly Reports on Form 10-Q, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports that Hawaiian Holdings files with the SEC in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described and that are included in the above-referenced filings are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities.

FORWARD-LOOKING STATEMENTS

        This prospectus, each prospectus supplement, each related issuer free writing prospectus and the information incorporated by reference in these documents contain certain statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "anticipate," "expect," "believe," "goal," "plan," "intend," "estimate," "may," "will," and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement, any related issuer free writing prospectus and the documents incorporated herein and therein by reference, particularly in the sections entitled "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," and include statements regarding the intent, belief or current expectations of the company and management that are subject to known and unknown risks, uncertainties and assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to those discussed in the section titled "Risk Factors" set forth above.

        This prospectus, any prospectus supplement, any related issuer free writing prospectus and the information incorporated by reference in these documents also contain statements that are based on management's current expectations and beliefs, including estimates and projections about our company, industry, financial condition, results of operations and other matters. These statements are not guarantees of future performance and are subject to numerous risks, uncertainties, and assumptions that are difficult to predict.

        Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth the ratio of earnings to fixed charges for Hawaiian Holdings and its consolidated subsidiaries on a historical basis for each of the periods indicated. You should read these ratios in connection with the consolidated financial statements of Hawaiian Holdings, including the notes to those statements, incorporated by reference in this prospectus.

	Fiscal Year Ended December 31,
(dollars in thousands)	2012	2011	2010	2009	2008
Ratio of earnings to fixed charges	1.85x	—	2.17x	2.47x	1.84x
Deficiency of earnings to fixed charges	—	$8,853	—	—	—

        As of the date of this prospectus, Hawaiian Holdings has not previously paid dividends on any shares of preferred stock, and consequently, the ratio of earnings to preferred share dividends and ratio of earnings to fixed charges would be identical.

USE OF PROCEEDS

        Except as set forth in a prospectus supplement for a specific offering of certificates, the certificates will be issued in order to provide funds for:

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  the financing or refinancing of the debt portion and, in certain cases, the refinancing of some of the equity portion of one or more separate leveraged lease transactions entered into by us, as lessee, with respect to the leased aircraft as described in the applicable prospectus supplement; and

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  the financing or refinancing of debt to be issued, or the purchase of debt previously issued, by us in respect of the owned aircraft as described in the applicable prospectus supplement.

        Except as set forth in a prospectus supplement for a specific offering of certificates, the proceeds from the sale of the certificates will be used by the pass through trustee on behalf of the applicable pass through trust or pass through trusts to purchase either:

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  leased aircraft notes issued by one or more owner trustees to finance or refinance, as specified in the applicable prospectus supplement, the related leased aircraft; or

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  owned aircraft notes issued by us to finance or refinance, as specified in the applicable prospectus supplement, the related owned aircraft.

 DESCRIPTION OF PASS THROUGH CERTIFICATES

        The following summary describes the material terms of the certificates that we expect will be common to all series of certificates. We will describe the financial terms and other specific terms of any series of certificates in a prospectus supplement. To the extent that any provision in any prospectus supplement is inconsistent with any provision in this prospectus, the provision of the prospectus supplement will control.

        Because the following description is a summary, it does not describe every aspect of the certificates, and it is subject to and qualified in its entirety by reference to all the provisions of the pass through trust agreement and the applicable supplements to the pass through trust agreement. For convenience, we will refer to the pass through trust agreement between the pass through trustee and us as the "Basic Agreement," and to the Basic Agreement as supplemented by a supplement as a "pass through trust agreement." The form of Basic Agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. The supplement to the Basic Agreement relating to each series of certificates and the forms of the other agreements described in this prospectus and the applicable prospectus supplement will be filed as exhibits to a post-effective amendment to the registration statement of which this prospectus is a part, filed by us, or a Current Report on Form 8-K, a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, as applicable, filed by Hawaiian Holdings, in each case with the SEC.

  General

        Except as amended by a supplement to the Basic Agreement, the terms of the Basic Agreement generally will apply to all of the pass through trusts that we form to issue certificates. We will create a separate pass through trust for each series of certificates by entering into a separate supplement to the Basic Agreement. Each supplement to the Basic Agreement will contain the additional terms governing the specific pass through trust to which it relates and, to the extent inconsistent with the Basic Agreement, will supersede the Basic Agreement.

        Certificates for a pass through trust will be issued pursuant to the pass through trust agreement applicable to such pass through trust. Unless otherwise stated in the applicable prospectus supplement, each pass through certificate will be issued in a minimum denomination of $1,000 or a multiple of $1,000, except that one certificate of each series may be issued in a different denomination.

        Each certificate will represent a fractional undivided interest in the property of the pass through trust that issued the certificate. All payments and distributions made with respect to a certificate will be made only from the property owned by the pass through trust that issued the certificate. The certificates do not represent an interest in or obligation of Hawaiian Airlines, Hawaiian Holdings or any of their affiliates, the pass through trustee, any of the owner trustees or loan trustees, in their individual capacities, or any owner participant. Each certificateholder by its acceptance of a certificate agrees to look solely to the income and proceeds from the property of the applicable pass through trust as provided in the pass through trust agreement.

        The property of each pass through trust for which a series of certificates will be issued will include, among other things:

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  the equipment notes held for the pass through trust;

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  the guarantee provided by Hawaiian Holdings of Hawaiian Airlines' payment obligations in respect of any equipment notes or the leases related to any equipment notes (a "Parent Guarantee");

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  all monies at any time paid under the equipment notes held for the pass through trust;

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  the rights of such pass through trust to acquire equipment notes;

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  funds from time to time deposited with the pass through trustee in accounts relating to that pass through trust; and

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  if so specified in the relevant prospectus supplement, rights under intercreditor agreements relating to cross-subordination arrangements and monies receivable under any liquidity facility.

        The rights of a pass through trustee to receive monies payable under equipment notes held for that pass through trustee may be subject to the effect of subordination provisions contained in an intercreditor agreement described in the prospectus supplement for a series of certificates. An intercreditor agreement refers to an agreement between, among others, the pass through trustees and, if applicable, a liquidity provider under a liquidity facility, as creditors of the issuers of the equipment notes owned by the pass through trustees. An intercreditor agreement will set forth the terms and conditions upon which payments made under the equipment notes and payments made under any liquidity facility will be received, shared and distributed among the several pass through trustees and the liquidity provider. In addition, the intercreditor agreement will set forth agreements among the pass through trustees and the liquidity provider relating to the exercise of remedies under the equipment notes and the indentures.

        Cross-subordination refers to an agreement under which payments on a junior class of equipment notes issued under an indenture are distributed to a pass through trustee that holds a senior class of equipment notes issued under a different indenture on which all required payments were not made. The effect of this distribution mechanism is that holders of certificates of a pass through trust that owns a junior class of equipment notes will not receive payments made on that junior class of equipment notes until certain distributions are made on the certificates of the pass through trust that owns a senior class of equipment notes.

        Equipment notes owned by a pass through trust may be leased aircraft notes, owned aircraft notes or a combination of leased aircraft notes and owned aircraft notes.

        Leased aircraft notes will be issued in connection with the leveraged lease of an aircraft to us. Except as set forth in the applicable prospectus supplement, each leased aircraft will be leased to us under a lease between us, as lessee, and an owner trustee, as lessor. Each owner trustee will issue leased aircraft notes on a non-recourse basis under a separate leased aircraft indenture between it and the applicable loan trustee. The owner trustee will use the proceeds of the sale of the leased aircraft notes to finance or refinance a portion of the purchase price paid or to be paid by the owner trustee for the applicable leased aircraft. The owner trustee will obtain the remainder of the funding for the leased aircraft from an equity contribution from the owner participant that is the beneficiary of the owner trust and, to the extent set forth in the applicable prospectus supplement, additional debt secured by the applicable leased aircraft or other sources. A leased aircraft also may be subject to other financing arrangements.

        Generally, neither the owner trustee nor the owner participant will be personally liable for any principal or interest payable under any leased aircraft indenture or any leased aircraft notes. In some cases, an owner participant may be required to make payments to an owner trustee that are to be used by the owner trustee to pay principal of, and interest on, the equipment notes. If an owner participant is required to make payments to be used by an owner trustee to pay principal of, and interest on, the equipment notes and the owner participant fails to make the payment, we will be required to provide the owner trustee with funds sufficient to make the payment. We will be obligated to make payments or advances under a lease and the related documents sufficient to pay when due all scheduled principal and interest payments on the leased aircraft notes issued to finance the aircraft subject to that lease.

        We will issue owned aircraft notes under separate owned aircraft indentures. Owned aircraft notes will be issued in connection with the financing or refinancing of an aircraft that we own. Owned aircraft notes will be obligations that have recourse to us and the related aircraft. Any owned aircraft may secure additional debt or be subject to other financing arrangements.

        An indenture may provide for the issuance of multiple classes of equipment notes. If an indenture provides for multiple classes of equipment notes, it may also provide for differing priority of payments among the different classes. Equipment notes issued under an indenture may be held in more than one pass through trust, and one pass through trust may hold equipment notes issued under more than one indenture. Unless otherwise provided in a prospectus supplement, only equipment notes having the same priority of payment may be held for the same pass through trust.

        Except as set forth in the prospectus supplement for any series of certificates, interest payments on the equipment notes held for a pass through trust will be passed through to the registered holders of certificates of that pass through trust at the annual rate shown on the cover page of the prospectus supplement for the certificates issued by that pass through trust. The certificateholders' right to receive payments made in respect of the equipment notes is subject to the effect of any cross-subordination provisions described in the prospectus supplement for a series of certificates.

        We refer you to the prospectus supplement that accompanies this prospectus for a description of the specific series of certificates being offered by this prospectus and the applicable prospectus supplement, including:

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  the specific designation, title and amount of the certificates;

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  amounts payable on and distribution dates for the certificates;

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  the currency or currencies, including currency units, in which the certificates may be denominated;

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  the specific form of the certificates, including whether or not the certificates are to be issued in accordance with a book-entry system;

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  a description of the equipment notes to be purchased by the pass through trust issuing that series of certificates, including:

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  the period or periods within which, the price or prices at which, and the terms and conditions upon which the equipment notes may or must be redeemed or defeased in whole or in part, by us or an owner trustee;

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  the payment priority of the equipment notes in relation to any other equipment notes issued with respect to the related aircraft; and

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  any intercreditor or other rights or limitations between or among the holders of equipment notes of different priorities issued with respect to the same aircraft;

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  a description of the aircraft to be financed with the proceeds of the issuance of the equipment notes;

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  a description of the note purchase agreement and/or participation agreement setting forth the terms and conditions upon which that pass through trust will purchase equipment notes;

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  a description of the indentures under which the equipment notes to be purchased for that pass through trust will be issued;

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  a description of the events of default, the remedies exercisable upon the occurrence of events of default and any limitations on the exercise of those remedies under the indentures pursuant to which the equipment notes to be purchased for that pass through trust will be issued;

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  if the certificates relate to leased aircraft, a description of the leases to be entered into by the owner trustees and us;

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  if the certificates relate to leased aircraft, a description of the provisions of the leased aircraft indentures governing:

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  the rights of the related owner trustee and/or owner participant to cure our failure to pay rent under the leases; and

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  any limitations on the exercise of remedies with respect to the leased aircraft notes;

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  if the certificates relate to leased aircraft, a description of the participation agreements that will set forth the terms and conditions upon which the owner participant, the owner trustee, the pass through trustees, the loan trustee and we agree to enter into a leveraged lease transaction;

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  if the certificates relate to an owned aircraft, a description of the participation agreements that will set forth the terms and conditions upon which the applicable pass through trustees, the loan trustee and we agree to enter into a financing transaction for the owned aircraft;

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  a description of any Parent Guarantee;

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  a description of the limitations, if any, on amendments to leases, indentures, pass through trust agreements, participation agreements, any Parent Guarantee and other material agreements entered into in connection with the issuance of equipment notes;

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  a description of any cross-default provisions in the indentures;

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  a description of any cross-collateralization provisions in the indentures;

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  a description of any agreement among the holders of equipment notes and any liquidity provider (or other provider of a credit support agreement) governing the receipt and distribution of monies with respect to the equipment notes and the enforcement of remedies under the indentures, including a description of any applicable intercreditor and cross-subordination arrangements;

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  a description of any liquidity facility or other credit support agreement relating to the certificates;

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  if the certificates relate to aircraft that have not yet been delivered or financed, a description of any deposit or escrow agreement or other arrangement providing for the deposit and investment of funds pending the purchase of equipment notes and the financing of an owned aircraft or leased aircraft; and

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  any other special terms pertaining to the certificates.

        The concept of cross-default mentioned above refers to a situation where a default under one indenture or lease results in a default under other indentures or leases. The concept of cross-collateralization mentioned above refers to the situation where collateral that secures obligations incurred under one indenture also serves as collateral for obligations under one or more other indentures.

Book Entry Registration

  General

        If specified in the applicable prospectus supplement, the certificates will be subject to the procedures and provisions described below.

        Upon issuance, each series of certificates will be represented by one or more fully registered global certificates. Each global certificate will be deposited with, or on behalf of, The Depository Trust Company, referred to as DTC, and registered in the name of Cede & Co. (referred to as Cede), the nominee of DTC. No purchaser of a certificate will be entitled to receive a physical certificate representing an interest in the global certificates, except as set forth below under "—Physicial Certificates." For convenience, we refer to such purchasers as "certificate owners". Unless and until physical certificates are issued under the limited circumstances described below, all references in this prospectus and any prospectus supplement to actions by certificateholders will refer to actions taken by DTC upon instructions from DTC participants, and all references to distributions, notices, reports and statements to certificateholders will refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the certificates, or to DTC participants for distribution to certificateholders in accordance with DTC procedures.

        DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934.

        Under the New York Uniform Commercial Code, a "clearing corporation" is defined as:

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  a person that is registered as a "clearing agency" under the federal securities laws;

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  a federal reserve bank; or

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  any other person that provides clearance or settlement services with respect to financial assets that would require it to register as a clearing agency under the federal securities laws but for an exclusion or exemption from the registration requirement, if its activities as a clearing corporation, including promulgation of rules, are subject to regulation by a federal or state governmental authority.

        A "clearing agency" is an organization established for the execution of trades by transferring funds, assigning deliveries and guaranteeing the performance of the obligations of parties to trades.

        Unless and until physical certificates are issued under the limited circumstances described below, the only physical certificateholder will be Cede, as nominee of DTC. Certificate owners will not be recognized by the pass through trustee as registered owners of certificates under the applicable pass through trust agreement. Certificate owners will be permitted to exercise their rights under the applicable pass through trust agreement only indirectly through DTC. DTC will take any action permitted to be taken by a certificateholder under the applicable pass through trust agreement only at the direction of one or more DTC participants to whose accounts with DTC the certificates are credited. In the event any action requires approval by certificateholders of a certain percentage of the beneficial interests in a pass through trust, DTC will take action only at the direction of and on behalf of DTC participants whose holdings include undivided interests that satisfy the required percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that the actions are taken on behalf of DTC participants whose holdings include those undivided interests. DTC will convey notices and other communications to DTC participants, and DTC participants will convey notices and other communications to indirect DTC participants in accordance with arrangements among them. Arrangements among DTC and its direct and indirect participants are subject to any statutory or regulatory requirements as may be in effect from time to time. DTC's rules applicable to itself and DTC participants are on file with the SEC.

        A certificate owner's ability to pledge the certificates to persons or entities that do not participate in the DTC system, or otherwise to act with respect to the certificates, may be limited due to the lack of a physical certificate to evidence ownership of the certificates, and because DTC can only act on behalf of DTC participants, who in turn act on behalf of indirect DTC participants.

        None of Hawaiian Holdings, Hawaiian Airlines or the pass through trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the certificates held by Cede, as nominee for DTC, for maintaining, supervising or reviewing any records relating to the beneficial ownership interests or for the performance by DTC, any DTC participant or any indirect DTC participant of their respective obligations under the rules and procedures governing their obligations.

        The applicable prospectus supplement will specify any additional book-entry registration procedures applicable to certificates denominated in a currency other than U.S. dollars.

  Same-Day Settlement and Payment

        As long as the certificates are registered in the name of DTC or its nominee, we will make all payments to the loan trustee under any lease or any owned aircraft indenture in immediately available funds. The pass through trustee will pass through to DTC in immediately available funds all payments received from us, including the final distribution of principal with respect to the certificates of any pass through trust.

        Any certificates registered in the name of DTC or its nominee will trade in DTC's Same-Day Funds Settlement System until maturity. DTC will require secondary market trading activity in the certificates to settle in immediately available funds. We cannot give any assurance as to the effect, if any, of settlement in same-day funds on trading activity in the certificates.

  Physical Certificates

        Physical certificates will be issued in paper form to certificateholders or their nominees, rather than to DTC or its nominee, only if:

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  we advise the pass through trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the certificates and we are unable to locate a qualified successor;

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  we elect to terminate the book-entry system through DTC; or

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  after the occurrence of certain events of default or other events specified in the related prospectus supplement, certificateholders owning at least a majority in interest in a pass through trust advise the applicable pass through trustee, us and DTC through DTC participants that the continuation of a book-entry system through DTC or a successor to DTC is no longer in the certificate owners' best interest.

        Upon the occurrence of any of the events described in the three subparagraphs above, the applicable pass through trustee will notify all certificate owners through DTC participants of the availability of physical certificates. Upon surrender by DTC of the global certificates and receipt of instructions for re-registration, the pass through trustee will reissue the certificates as physical certificates to certificate owners.

        After physical certificates are issued, the pass through trustee or a paying agent will make distributions of principal, premium, if any, and interest with respect to certificates directly to holders in whose names the physical certificates were registered at the close of business on the applicable record date. Except for the final payment to be made with respect to a certificate, the pass through trustee or a paying agent will make distributions by check mailed to the addresses of the registered holders as they appear on the register maintained by the pass through trustee. The pass through trustee or a paying agent will make the final payment with respect to any pass through certificate only upon presentation and surrender of the applicable pass through certificate at the office or agency specified in the notice of final distribution to certificateholders.

        Physical certificates will be freely transferable and exchangeable at the office of the pass through trustee upon compliance with the requirements set forth in the pass through trust agreement. Neither the pass through trustee nor any transfer or exchange agent will impose a service charge for any registration of transfer or exchange. However, the pass through trustee or transfer or exchange agent will require payment of a sum sufficient to cover any tax or other governmental charge attributable to a transfer or exchange.

Payments and Distributions

        Subject to the effect of any cross-subordination provisions set forth in the prospectus supplement for a series of certificates:

  •
  Payments of principal, premium, if any, and interest with respect to the equipment notes held for each pass through trust will be distributed by the pass through trustee, upon receipt, to certificateholders of that trust on the dates and in the currency specified in the applicable prospectus supplement, except in certain cases when some or all of the equipment notes are in default as described in the applicable prospectus supplement. Payments of principal of, and interest on, the unpaid principal amount of the equipment notes held in each pass through trust will be scheduled to be received by the pass through trustee on the dates specified in the applicable prospectus supplement.

  •
  Each certificateholder of a pass through trust will be entitled to receive a pro rata share of any distribution in respect of scheduled payments of principal and interest made on the equipment notes held for such pass through trust.

        If we elect or are required to redeem equipment notes relating to one or more aircraft prior to their scheduled maturity date, payments of principal, premium (if any) and interest received by the pass through trustee as a result of the early redemption will be distributed on a special distribution date determined as described in the applicable prospectus supplement. Payments received by the pass through trustee following a default under the equipment notes held for a pass through trust will also be distributed on a special distribution date determined in the same way. However, if following such a default the pass through trustee receives any scheduled payments on equipment notes on a regular distribution date or within five days thereafter, the pass through trustee will distribute those payments on the date they are received. In addition, if following a default under equipment notes the pass through trustee receives payments on the equipment notes on a regular distribution date by making a drawing under any liquidity facility, as described in the applicable prospectus supplement, those payments will be distributed to certificateholders on the regular distribution date. The pass through trustee will mail notice to the certificateholders of record of the applicable pass through trust stating the anticipated special distribution date.

Pool Factors

        Unless otherwise described in the applicable prospectus supplement, the "pool balance" for each pass through trust or for the certificates issued by any pass through trust indicates, as of any date, the portion of the original aggregate face amount of the certificates issued by that pass through trust that has not been distributed to certificateholders (excluding any payments of interest or premium). The pool balance for each pass through trust as of any distribution date will be computed after giving effect to any distribution to certificateholders to be made on that date.

        Unless otherwise described in the applicable prospectus supplement, the "pool factor" for a pass through trust as of any distribution date for that trust is the quotient (rounded to the seventh decimal place) computed by dividing (a) the pool balance by (b) the original aggregate face amount of the certificates issued by that pass through trust. The pool factor for a pass through trust as of any distribution date will be computed after giving effect to the payment of principal, if any, on the equipment notes held for that pass through trust and distribution to certificateholders of the payment of principal to be made on that date. Each pass through trust will have a separate pool factor.

        The pool factor for a pass through trust initially will be 1.0000000. The pool factor for a pass through trust will decline as described in this prospectus and the related prospectus supplement to reflect reductions in the pool balance of that pass through trust. As of any distribution date for a pass through trust, a certificate will represent a share of the pool balance of that pass through trust equal to the product obtained by multiplying the original face amount of the certificate by the pool factor for the pass through trust that issued such certificate. The pool factor and pool balance of each past through trust will be mailed to the certificateholders of the pass through trust on each distribution date.

        The pool factor for each pass through trust will decline in proportion to the scheduled repayments of principal on the equipment notes held by that pass through trust, unless there is an early redemption or purchase of equipment notes held by a pass through trust or if a default occurs in the repayment of equipment notes held by a pass through trust. In the event of a redemption, purchase or default, the pool factor and the pool balance of each pass through trust affected by the redemption, purchase or default will be recomputed, and a notice will be mailed to the certificateholders of the pass through trust.

Reports to Certificateholders

        The pass through trustee will include with each distribution of a payment to certificateholders a statement setting forth the following information:

  •
  the amount of the distribution allocable to principal and the amount allocable to premium, if any;

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  the amount of the distribution allocable to interest; and

  •
  the pool balance and the pool factor for the pass through trust after giving effect to the distribution.

        As long as the certificates are registered in the name of DTC or its nominee, on the record date prior to each distribution date, the pass through trustee will request from DTC a securities position listing setting forth the names of all DTC participants reflected on DTC's books as holding interests in the certificates on that record date. On each distribution date, the applicable pass through trustee will mail to each DTC participant holding certificates the statement described above and will make available additional copies as requested by the DTC participants for forwarding to certificate owners.

        After the end of each calendar year, each pass through trustee will prepare a report for each person that was a holder of one or more of its pass through certificates at any time during the preceding calendar year. This report will contain the sum of the amount of distributions allocable to principal, premium and interest with respect to that pass through trust for the preceding calendar year or, if the person was a holder of a pass through certificate during only a portion of the preceding calendar year, for the applicable portion of the preceding calendar year. In addition, each pass through trustee will prepare for each person that was a holder of one or more of its pass through certificates at any time during the preceding calendar year any other information that is readily available to the pass through trustee and which a certificateholder reasonably requests as necessary for the purpose of preparing its federal income tax returns. The reports and other items described in this section will be prepared on the basis of information supplied to the pass through trustee by DTC participants and will be delivered by the pass through trustee to DTC participants to be available for forwarding by DTC participants to certificate owners in the manner described above.

        If the certificates of a pass through trust are issued in the form of physical certificates, the pass through trustee of that pass through trust will prepare and deliver the information described above to each record holder of a pass through certificate issued by that pass through trust as the name and period of ownership of the holder appears on the records of the registrar of the certificates.

Voting of Equipment Notes

        A pass through trustee has the right to vote and give consents and waivers with respect to the equipment notes held by that pass through trust. However, the pass through trustee's right to vote and give consents or waivers may be restricted or may be exercisable by another person in accordance with the terms of an intercreditor agreement, as described in the applicable prospectus supplement. The pass through trust agreement will set forth:

  •
  the circumstances in which a pass through trustee may direct any action or cast any vote with respect to the equipment notes held for its pass through trust at its own discretion;

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  the circumstances in which a pass through trustee will seek instructions from its certificateholders; and

  •
  if applicable, the percentage of certificateholders required to direct the pass through trustee to take action.

        If the holders of certificates are entitled to the benefits of a liquidity facility, and the liquidity facility is used to make any payments to certificateholders, the provider of the liquidity facility may be entitled to exercise rights to vote or give consents and waivers with respect to the equipment notes held for the pass through trust that issued the certificates, as described in the applicable prospectus supplement.

Events of Default and Certain Rights Upon an Event of Default

        The prospectus supplement will specify the events of default that can occur under the pass through trust agreement and under the indentures relating to the equipment notes held for the related pass through trust. In the case of a leased aircraft indenture, an indenture default will include events of default under the related lease. In the case of any equipment notes that are supported by a liquidity facility, a default may include events of default under that liquidity facility.

        Unless otherwise provided in a prospectus supplement, all of the equipment notes issued under the same indenture will relate to a specific aircraft. The indentures may be subject to cross-collateralization or cross-default provisions as specified in a prospectus supplement. However, if the indentures are not cross-defaulted, events resulting in an indenture event of default under any particular indenture will not necessarily result in an indenture event of default occurring under any other indenture. Consequently, if an indenture event of default occurs in fewer than all of the indentures related to a pass through trust, the equipment notes issued under the related indentures with respect to which an indenture event of default has not occurred will continue to be held in the pass through trust and the pass through trustee will continue to distribute payments of principal of, and any premium and interest on, the equipment notes to the certificateholders of the pass through trust as originally scheduled, subject to the terms of any intercreditor, subordination or similar arrangements applicable to that pass through trust.

        As described below under "—Cross-Subordination Issues", a prospectus supplement may describe the terms of any cross-subordination provisions among certificateholders of separate pass through trusts. If cross-subordination is provided, payments made pursuant to an indenture under which a default has not occurred may be distributed first to the holders of the certificates issued under the pass through trust which holds the most senior equipment notes issued under all of the indentures.

        The ability of the applicable owner trustee or owner participant under a leased aircraft indenture to cure a default under the indenture, including a default that results from the occurrence of a default under the related lease, will be described in the prospectus supplement. Unless otherwise provided in a prospectus supplement, with respect to any pass through certificates or equipment notes entitled to the benefits of a liquidity facility, a drawing under the liquidity facility for the purpose of making a payment of interest as a result of our failure to have made a corresponding payment will not cure a default related to our failure.

        The prospectus supplement related to a series of pass through certificates will describe the circumstances under which the pass through trustee of the related pass through trust may vote some or all of the equipment notes held in the pass through trust. The prospectus supplement also will set forth the percentage of certificateholders of the pass through trust entitled to direct the pass through trustee to take any action with respect to the equipment notes. If the equipment notes outstanding under an indenture are held by more than one pass through trust, then the ability of the certificateholders issued with respect to any one pass through trust to cause the loan trustee with respect to any equipment notes held in the pass through trust to accelerate the equipment notes under the applicable indenture or to direct the exercise of remedies by the loan trustee under the applicable indenture will depend, in part, upon the proportion of the aggregate principal amount of the equipment notes outstanding under that indenture and held in that pass through trust to the aggregate principal amount of all equipment notes outstanding under that indenture.

        In addition, if cross-subordination provisions are applicable to any series of certificates, then the ability of the certificateholders of any one pass through trust holding equipment notes issued under an indenture to cause the loan trustee with respect to any equipment notes held in that pass through trust to accelerate the equipment notes under that indenture or to direct the exercise of remedies by the loan trustee under that indenture will depend, in part, upon the class of equipment notes held in the pass through trust. If the equipment notes outstanding under an indenture are held by more than one pass through trust, then each pass through trust will hold equipment notes with different terms from the equipment notes held in the other pass through trusts and therefore the certificateholders of each pass through trust may have divergent or conflicting interests from those of the certificateholders of the other pass through trusts holding equipment notes issued under the same indenture. In addition, so long as the same institution acts as pass through trustee of each pass through trust, in the absence of instructions from the certificateholders of any pass through trust, the pass through trustee for the pass through trust could for the same reason be faced with a potential conflict of interest upon a default under an indenture. In that event, the pass through trustee has indicated that it would resign as pass through trustee of one or all the pass through trusts, and a successor trustee would be appointed in accordance with the terms of the Basic Agreement.

        The prospectus supplement for a series of certificates will specify whether and under what circumstances the pass through trustee may sell for cash to any person all or part of the equipment notes held in the related pass through trust. Any proceeds received by the pass through trustee upon a sale will be deposited in an account established by the pass through trustee for the benefit of the certificateholders of the pass through trust for the deposit of the special payments and will be distributed to the certificateholders of the pass through trust on a special distribution date.

        The market for equipment notes in default may be very limited, and we cannot assure you that they could be sold for a reasonable price. Furthermore, so long as the same institution acts as pass through trustee of multiple pass through trusts, it may be faced with a conflict in deciding from which pass through trust to sell equipment notes to available buyers. If the pass through trustee sells any equipment notes with respect to which a default under an indenture exists for less than their outstanding principal amount, the certificateholders of that pass through trust will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against us, any owner trustee, owner participant or the pass through trustee. Furthermore, neither the pass through trustee nor the certificateholders of that pass through trust could take any action with respect to any remaining equipment notes held in that pass through trust so long as no default under an indenture exists.

        Any amount, other than scheduled payments received on a regular distribution date, distributed to the pass through trustee of any pass through trust by the loan trustee under any indenture on account of the equipment notes held in that pass through trust following a default under such indenture will be deposited in the special payments account for that pass through trust and will be distributed to the certificateholders of that pass through trust on a special distribution date. In addition, if a prospectus supplement provides that the applicable owner trustee may, under circumstances specified in the prospectus supplement, redeem or purchase the outstanding equipment notes issued under the applicable indenture, the price paid by the owner trustee to the pass through trustee of any pass through trust for the equipment notes issued under that indenture and held in that pass through trust will be deposited in the special payments account for the pass through trust and will be distributed to the certificateholders of the pass through trust on a special distribution date.

        Any funds representing payments received with respect to any equipment notes in default held in a pass through trust, or the proceeds from the sale by the pass through trustee of any of those equipment notes, held by the pass through trustee in the special payments account for that pass through trust will, to the extent practicable, be invested and reinvested by the pass through trustee in permitted investments pending the distribution of the funds on a special distribution date. Permitted investments will be specified in the related prospectus supplement.

        The Basic Agreement provides that the pass through trustee of each pass through trust will give to the certificateholders of that pass through trust notice of all uncured or unwaived defaults known to it with respect to that pass through trust. The Basic Agreement requires the pass through trustee to provide the notice of default as promptly as practical after, and in any event within 90 days after the occurrence of the default. However, except in the case of default in the payment of principal, premium, if any, or interest on any of the equipment notes held for a pass through trust, the pass through trustee will be protected in withholding a notice of default if it in good faith determines that withholding the notice is in the interest of the certificateholders of such pass through trust. The term "default" as used in this paragraph means only the occurrence of a default under an indenture with respect to equipment notes held in a pass through trust as described above, except that in determining whether any default under an indenture has occurred, any related grace period or notice will be disregarded.

        The Basic Agreement requires the pass through trustee to act with a specified standard of care while a default is continuing under an indenture. In addition, the Basic Agreement contains a provision entitling the pass through trustee to require reasonable security or indemnification by the certificateholders of the pass through trust before proceeding to exercise any right or power under the Basic Agreement at the request of those certificateholders.

        The prospectus supplement for a series of certificates will specify the percentage of certificateholders entitled to waive, or to instruct the pass through trustee to waive, any past default with respect to the related pass through trust and its consequences. The prospectus supplement for a series of certificates also will specify the percentage of certificateholders entitled to waive, or to instruct the pass through trustee or the loan trustee to waive, any past default under an indenture.

Merger, Consolidation and Transfer of Assets

        We will be prohibited from consolidating with or merging into any other corporation or transferring substantially all of our assets as an entirety to any other corporation unless:

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  the surviving, successor or transferee corporation is validly existing under the laws of the United States or any state thereof or the District of Columbia;

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  the surviving, successor or transferee corporation is a citizen of the United States, as defined in Title 49 of the U.S. Code relating to aviation, referred to as the "Transportation Code," holding an air carrier operating certificate issued pursuant to Chapter 447 of Title 49, U.S. Code, if, and so long as, that status is a condition of entitlement to the benefits of Section 1110 of the U.S. Bankruptcy Code relating to the rights of creditors of an airline in the event of the airline's bankruptcy; and

  •
  the surviving, successor or transferee corporation expressly assumes all of our obligations contained in the Basic Agreement and any pass through trust supplement, the note purchase agreements, any indentures, any participation agreements and, with respect to aircraft leased by us, the applicable leases.

        In addition, we will be required to deliver a certificate and an opinion or opinions of counsel indicating that the transaction, in effect, complies with these conditions.

Modifications of the Basic Agreement

        The Basic Agreement contains provisions permitting us and the pass through trustee of each pass through trust to enter into a supplemental trust agreement, without the consent of the holders of any of the certificates issued by such pass through trust, in order to do the following, among other things:

  •
  to provide for the formation of such pass through trust and the issuance of a series of certificates and to set forth the terms of the certificates;

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  to evidence the succession of another corporation to us and the assumption by that corporation of our obligations under the Basic Agreement and the pass through trust agreements or, if applicable, to evidence the succession of another corporation to Hawaiian Holdings and the assumption by any such successor of Hawaiian Holdings' obligations under any Parent Guarantee;

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  to add to our covenants for the benefit of holders of such certificates, or to surrender any right or power in the Basic Agreement conferred upon us;

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  to cure any ambiguity or correct or supplement any defective or inconsistent provision of the Basic Agreement, any Parent Guarantee or any pass through trust agreement, so long as those changes will not materially adversely affect the interests of the holders of such certificates, or to correct any mistake or, to give effect to or provide for replacement liquidity facilities, if applicable, to such certificates;

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  to comply with any requirement of the SEC, any applicable law, rules or regulations of any exchange or quotation system on which any certificates may be listed or of any regulatory body;

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  to modify, eliminate or add to the provisions of the Basic Agreement to the extent necessary to continue the qualification of the pass through trust agreement under the Trust Indenture Act of 1939, and to add to the Basic Agreement other provisions as may be expressly permitted by the Trust Indenture Act;

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  to provide for a successor pass through trustee or to add to or change any provision of the Basic Agreement as necessary to facilitate the administration of the pass through trusts created under the pass through trust agreement by more than one pass through trustee; and

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  to make any other amendments or modifications to the Basic Agreement so long as those amendments or modifications apply only to certificates of a series issued after the date of the amendment or modification.

        No pass through trust supplement may be made that will adversely affect the status of any pass through trust as a grantor trust for U.S. federal income tax purposes.

        The Basic Agreement also contains provisions permitting us and the pass through trustee of each pass through trust, with the consent of a majority in interest of the certificateholders of the pass through trust, to execute supplemental trust agreements adding any provisions to or changing or eliminating any of the provisions of the Basic Agreement, to the extent relating to that pass through trust, and the applicable pass through trust supplement, or modifying the rights of the certificateholders, except that no supplement may, without the consent of each affected certificateholder:

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  reduce in any manner the amount of, or delay the timing of, any receipt by the pass through trustee of payments on the equipment notes held in the pass through trust or distributions in respect of any pass through certificate issued by the pass through trust or impair the right to institute suit for the enforcement of any such payment or distribution on or after the applicable distribution date;

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  change the date or place of any payment in respect of any pass through certificate, or make distributions payable in currency other than that provided for in the certificates, or impair the right of any certificateholder to institute suit for the enforcement of any payment when due;

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  permit the disposition of any equipment note held in the pass through trust, except as provided in the pass through trust agreement, or otherwise deprive any certificateholder of the benefit of the ownership of the applicable equipment note;

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  reduce the percentage of the aggregate fractional undivided interests of the pass through trust that is required in order for any supplement or waiver to be approved;

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  modify any of the provisions relating to the rights of the certificateholders in respect of the waiver of events of default or receipt of payment;

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  alter the priority of distributions described in any applicable intercreditor agreement, in a manner materially adverse to the interests of the certificateholders of such pass through trust;

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  adversely affect the status of any pass through trust as a grantor trust for U.S. federal income tax purposes; or

  •
  modify any Parent Guarantee in a manner materially adverse to the interests of the certificateholders.

Modification of Indenture and Related Agreements

        The prospectus supplement will specify the pass through trustee's obligations if a pass through trustee, as the holder of any equipment notes held for a pass through trust, receives a request for its consent to any amendment, modification or waiver under the indenture under which the equipment notes were issued, under the lease relating to the aircraft leased by us that was financed with the proceeds of the equipment notes or under any liquidity facility.

Cross-Subordination Issues

        The equipment notes issued under an indenture may be held in more than one pass through trust, and one pass through trust may hold equipment notes issued under more than one indenture. Unless otherwise provided in a prospectus supplement, only equipment notes having the same priority for distributions under the applicable indenture may be held in the same pass through trust. In that event, payments made on account of a subordinate class of certificates issued under a prospectus supplement may be subordinated, under circumstances described in the prospectus supplement, to the prior payment of all amounts owing to certificateholders of a pass through trust which holds senior equipment notes issued under the applicable indentures. The prospectus supplement related to an issuance of certificates will describe the "cross-subordination" provisions and any related terms, including the percentage of certificateholders under any pass through trust which are permitted to:

  •
  grant waivers of defaults under any applicable indenture;

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  consent to the amendment or modification of any applicable indenture; or

  •
  direct the exercise of remedial actions under any applicable indenture.

Termination of the Pass Through Trusts

        Our obligations and those of the pass through trustee with respect to a pass through trust will terminate upon the distribution to certificateholders of the pass through trust of all amounts required to be distributed to them pursuant to the applicable pass through trust agreement and the disposition of all property held in the pass through trust. In no event will any pass through trust continue beyond 110 years following the date of the execution of the applicable pass through trust supplement, or any other final expiration date as may be specified in the pass through trust supplement. The pass through trustee will send to each certificateholder of record of the pass through trust notice of the termination of the pass through trust, the amount of the proposed final payment and the proposed date for the distribution of the final payment for the pass through trust. The final distribution to any certificateholder of the pass through trust will be made only upon surrender of that certificateholder's certificates at the office or agency of the pass through trustee specified in the notice of termination.

Delayed Purchase of Equipment Notes

        On the issuance date of any certificates, if all of the proceeds from the sale of the certificates are not used to purchase the equipment notes contemplated to be held in the related pass through trust, the equipment notes may be purchased by the pass through trustee at any time on or prior to the date specified in the applicable prospectus supplement. In that event, the proceeds from the sale of the certificates not used to purchase equipment notes will be held under an arrangement described in the applicable prospectus supplement pending the purchase of equipment notes. The arrangements with respect to the payment of interest on funds so held will be described in the applicable prospectus supplement. If any proceeds are not used to purchase equipment notes by the date specified in the applicable prospectus supplement, the proceeds will be returned to the certificateholders.

Liquidity Facility and other Credit Support Agreements

        The related prospectus supplement may provide that one or more payments of interest on the certificates of one or more series will be supported by a liquidity facility issued by an institution identified in the related prospectus supplement. In addition, the applicable prospectus supplement may also provide for other "credit support agreements" to support, insure or guarantee one or more payments of principal, premium, if any, or interest on the equipment notes of one or more series, or one or more distributions in respect of the pass through certificates of one or more series. A credit support agreement may include a letter of credit, a bank guarantee, a revolving credit agreement, an insurance policy, surety bond or financial guarantee, a liquidity facility or any other type of agreement or arrangement for the provision of insurance, a guarantee or other credit enhancement or liquidity support. Furthermore, if any equipment notes bear interest at a floating rate, there may be a cap or swap agreement or other arrangement in case the interest rate becomes higher than is covered by any liquidity facility or other credit support agreement. The institution or institutions providing any liquidity facility or other credit support agreement will be identified in the applicable prospectus supplement. The provider of any liquidity facility or other credit support agreement may have a claim on money and property belonging to a pass through trust that is senior to the certificateholders' as specified in the related prospectus supplement.

Parent Guarantee

        Hawaiian Holdings will provide a full and unconditional guarantee with respect to our payment obligations under any series of leases and equipment notes described in the applicable prospectus supplement. We will describe the terms of the guarantee in the applicable prospectus supplement. Such guarantee will be enforceable without any need first to enforce any such related leases or equipment notes against Hawaiian Airlines, and will be an unsecured obligation of Hawaiian Holdings.

The Pass Through Trustee

        Unless otherwise provided in the prospectus supplement for any series of certificates, the pass through trustee for each series of certificates will be Wilmington Trust, National Association. With certain exceptions, the pass through trustee makes no representations as to the validity or sufficiency of the Basic Agreement, the pass through trust supplements, the certificates, the equipment notes, the indentures, the leases or other related documents. The pass through trustee will not be liable with respect to any series of certificates for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in principal amount of outstanding certificates of that series issued under the Basic Agreement. Subject to those provisions, the pass through trustee will be under no obligation to exercise any of its rights or powers under the Basic Agreement at the request of any holders of certificates issued under that agreement unless they will have offered to the pass through trustee indemnity satisfactory to it. The Basic Agreement provides that the pass through trustee in its individual or any other capacity may acquire and hold certificates and, subject to certain conditions, may otherwise deal with us and, with respect to the leased aircraft, with any owner trustee with the same rights it would have if it were not the pass through trustee.

        The pass through trustee may resign with respect to any or all of the pass through trusts at any time, in which event we will be obligated to appoint a successor trustee. If the pass through trustee ceases to be eligible to continue as pass through trustee with respect to a pass through trust or becomes incapable of acting as pass through trustee or becomes insolvent, we may remove the pass through trustee, or any certificateholder of the pass through trust for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the pass through trustee and the appointment of a successor trustee. Any resignation or removal of the pass through trustee with respect to a pass through trust and appointment of a successor trustee for the pass through trust does not become effective until acceptance of the appointment by the successor trustee. Pursuant to the resignation and successor trustee provisions, it is possible that a different trustee could be appointed to act as the successor trustee with respect to each pass through trust. All references in this prospectus to the pass through trustee should be read to take into account the possibility that the pass through trusts could have different successor trustees in the event of a resignation or removal.

        The Basic Agreement provides that we will pay the pass through trustee's fees and expenses and indemnify the pass through trustee against certain liabilities.

DESCRIPTION OF THE EQUIPMENT NOTES

        The statements made under this caption are summaries, and we refer you to the entire prospectus and detailed information appearing in the applicable prospectus supplement. Where no distinction is made between the leased aircraft notes and the owned aircraft notes or between their respective indentures, those statements refer to any equipment notes and any indenture.

        To the extent that any provision in any prospectus supplement is inconsistent with any provision in this summary, the provision of the prospectus supplement will control.

General

        The equipment notes will be issued under indentures. Equipment notes secured by an aircraft that is leased to us will be issued under an indenture between an owner trustee and a loan trustee. Equipment notes secured by an aircraft that is owned by us will be issued under an indenture between a loan trustee and us.

        The leased aircraft notes will be non-recourse obligations of the applicable owner trustee. All of the leased aircraft notes issued under the same indenture will relate to and will be secured by one or more specific aircraft leased to us. Unless otherwise specified in the applicable prospectus supplement, leased aircraft notes will not be secured by any other aircraft.

        We will be the issuer of owned aircraft notes. The owned aircraft notes will be our direct recourse obligations. All of the owned aircraft notes issued under the same indenture will relate to, and will be secured by, one or more specific aircraft that we own. Unless otherwise specified in the applicable prospectus supplement, the owned aircraft notes will not be secured by any other aircraft.

Principal and Interest Payments

        Interest received by the pass through trustee on the equipment notes held in a pass through trust will be passed through to the certificateholders of that pass through trust on the dates and at the annual rate set forth in the applicable prospectus supplement until the final distribution for that pass through trust. Principal payments received by the pass through trustee on the equipment notes held in a pass through trust will be passed through to the certificateholders of that pass through trust in scheduled amounts on the dates set forth in the applicable prospectus supplement until the final distribution date for that pass through trust.

        If any date scheduled for any payment of principal, premium, if any, or interest with respect to the equipment notes is not a business day, the payment will be made on the next succeeding business day without any additional interest.

Redemption

        The applicable prospectus supplement will describe the circumstances, whether voluntary or involuntary, under which the equipment notes may be redeemed or purchased prior to their stated maturity date, in whole or in part. The prospectus supplement will also describe the premium, if any, applicable upon redemptions or purchases and other terms applying to the redemptions or purchases of the equipment notes.

Security

        The leased aircraft notes will be secured by:

  •
  an assignment by the related owner trustee to the related loan trustee of the owner trustee's rights, except for certain rights described below, under the lease or leases with respect to the related aircraft, including the right to receive payments of rent under those leases; and

  •
  a mortgage granted to the loan trustee on the aircraft, subject to our rights under the lease or leases.

        Under the terms of each lease, our obligations in respect of each leased aircraft will be those of a lessee under a "net lease". Accordingly, we will be obligated, among other things and at our expense, to cause each leased aircraft to be duly registered, to pay all costs of operating the aircraft and to maintain, service, repair and overhaul the aircraft or cause it to be maintained, serviced, repaired and overhauled. With respect to the leased aircraft, the assignment by the related owner trustee to the related loan trustee of its rights under the related lease will exclude, among other things:

  •
  rights of the owner trustee and the related owner participant relating to indemnification by us for certain matters;

  •
  insurance proceeds payable to the owner trustee in its individual capacity and to the owner participant under liability insurance maintained by us pursuant to the lease or by the owner trustee or the owner participant;

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  insurance proceeds payable to the owner trustee in its individual capacity or to the owner participant under certain casualty insurance maintained by the owner trustee or the owner participant pursuant to the lease; and

  •
  any rights of the owner participant or the owner trustee to enforce payment of the foregoing amounts and their respective rights to the proceeds of the foregoing.

        The owned aircraft notes will be secured by a mortgage granted to the related loan trustee of all of our right, title and interest in and to the owned aircraft. Under the terms of each owned aircraft indenture, we will be obligated, among other things and at our expense, to cause each owned aircraft to be duly registered, to pay all costs of operating the aircraft and to maintain, service, repair and overhaul the aircraft or cause it to be maintained, serviced, repaired and overhauled.

        We will be required, except under certain circumstances, to keep each aircraft registered under the Transportation Code, and to record the indenture and the lease, if applicable, among other documents, with respect to each aircraft under the Transportation Code. In addition, we will be required to register the "international interests" created pursuant to each indenture under the Cape Town Convention on International Interests in Mobile Equipment and the related Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment (together, the "Cape Town Treaty"). Recordation of the indenture, the lease, if applicable, and other documents with respect to each aircraft will give the related loan trustee a first priority perfected security interest in the related aircraft whenever it is located in the United States or any of its territories and possessions. The Convention on the International Recognition of Rights in Aircraft (Geneva 1948), referred to as the "Convention," provides that this security interest will also be recognized, with certain limited exceptions, in those jurisdictions that have ratified or adhere to the Convention. The Cape Town Treaty provides that a registered "international interest" has priority over a subsequently registered interest and over an unregistered interest for purposes of the laws of those jurisdictions that have ratified the Cape Town Treaty. There are many jurisdictions in the world that have not ratified either the Convention or the Cape Town Treaty, and an aircraft may be located in any such jurisdiction from time to time.

        We have the right to register any aircraft in a country other than the United States at our own expense in connection with a permitted lease of such aircraft to a permitted foreign air carrier, subject to certain conditions set forth in the related indenture. Permitted foreign air carriers are not limited to those based in a country that is a party to the Convention or the Cape Town Treaty. It is uncertain to what extent the relevant loan trustee's security interest would be recognized if an aircraft is registered or located in a jurisdiction not a party to the Convention or the Cape Town Treaty. Consequently, the ability of the related loan trustee to realize upon its security interest in an aircraft during the exercise of remedies under the related indenture could be adversely affected as a legal or practical matter if such aircraft were registered or located outside the United States.

        We will have the right, subject to certain conditions, at our own expense to register each aircraft in countries other than the United States. Each aircraft may also be operated by us or under lease, sublease or interchange arrangements in countries that are not parties to the Convention. The extent to which the related loan trustee's security interest would be recognized in an aircraft located in a country that is not a party to the Convention or the Cape Town Treaty, and the extent to which the security interest would be recognized if the aircraft is registered in a jurisdiction not a party to the Convention or the Cape Town Treaty, is uncertain. Moreover, in the case of a default under an indenture, the ability of the related loan trustee to realize upon its security interest in an aircraft could be adversely affected as a legal or practical matter if the aircraft were registered or located outside the United States.

        Unless otherwise specified in the applicable prospectus supplement, the equipment notes may be cross-collateralized. However, if the equipment notes are not cross-collateralized, the equipment notes issued in respect of any one aircraft will not be secured by any other aircraft. Unless and until a default under an indenture with respect to a leased aircraft has occurred and is continuing, the related loan trustee may exercise only limited rights of the related owner trustee under the related lease.

        The loan trustee will invest and reinvest funds, if any, held by it from time to time under an indenture. The loan trustee will, at our direction, invest and reinvest funds in certain investments described in the applicable indenture. We will not be entitled to direct the loan trustee to invest and reinvest funds with respect to a leased aircraft in the case of a default under the applicable lease or, with respect to an owned aircraft, in the case of a default under the applicable indenture. We will pay the net amount of any loss resulting from these investments.

        In the case of Chapter 11 bankruptcy proceedings involving a holder of "equipment" (defined as described below), Section 1110 of the U.S. Bankruptcy Code provides special rights to lessors, conditional vendors and holders of security interests with respect to such equipment. Under Section 1110, the right of such financing parties to take possession of such equipment in compliance with the provisions of a lease, conditional sale contract or security agreement is not affected by any provision of the U.S. Bankruptcy Code or any power of the bankruptcy court. Ordinarily, such right would be limited by the "automatic stay" under the Bankruptcy Code. Such right to take possession may not be exercised for 60 days following the date of commencement of the reorganization proceedings. Thereafter, such right to take possession may be exercised during such proceedings unless, within the 60-day period or any longer period consented to by the relevant parties, the debtor agrees to perform its obligations that become due on or after that date and cures all defaults on a timely basis. Defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor need not be cured.

        "Equipment" is defined in Section 1110 of the U.S. Bankruptcy Code, in part, as an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in Section 40102 of Title 49 of the U.S. Code) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that, at the time such transaction is entered into, holds an air carrier operating certificate issued pursuant to chapter 447 of title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds of more of cargo (subject to certain limitations in the case of equipment first placed in service on or prior to October 22, 1994).

        In connection with any issuance of certificates under this prospectus and the applicable prospectus supplement, it will be a condition to the pass through trustee's obligation to purchase equipment notes with respect to each aircraft that our outside counsel provide its opinion (which may assume that we hold, at the time of the lease or mortgage, as the case may be, an air carrier operating certificate issued pursuant to chapter 447 of title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo) to the Pass Through Trustee that:

  •
  if the aircraft is a leased aircraft, the owner trustee, as lessor under the lease for the aircraft, and the loan trustee, as assignee of the owner trustee's rights under the lease pursuant to the applicable indenture, will be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to the airframe and engines comprising the aircraft; or

  •
  if the aircraft is an owned aircraft, the loan trustee will be entitled to the benefits of Section 1110 with respect to the airframe and engines comprising the owned aircraft.

        The opinion will not address the possible replacement of an aircraft after an "Event of Loss", as defined in the applicable indenture, in the future.

Ranking of Equipment Notes

        Some of the equipment notes related to one or more aircraft, as described in the related prospectus supplement, may be subordinated and junior in right of payment to other equipment notes related to the same aircraft. The terms of the subordination, if any, will be described in the related prospectus supplement.

Payments and Limitation of Liability

        We will lease each leased aircraft from an owner trustee for a term commencing on the delivery date of the aircraft to the owner trustee and expiring on a date no earlier than the latest maturity date of the related leased aircraft notes, unless previously terminated as permitted by the terms of the related lease. We will make basic rent and other payments under each lease to an owner trustee, as lessor. The owner trustee will assign these payments under the applicable indenture to the related loan trustee to provide the funds necessary to pay principal of, premium, if any, and interest due from the owner trustee on the leased aircraft notes issued under the indenture. Each lease will provide that under no circumstances will our rent payments be less than the scheduled payments on the related leased aircraft notes. The balance of any basic rent payment under each lease, after payment of amounts due on the leased aircraft notes issued under the indenture corresponding to the lease, will be paid over to the applicable owner trustee. Our obligation to pay rent and to cause other payments to be made under each lease will be our direct obligation.

        Except in circumstances in which we purchase a leased aircraft and assume the related leased aircraft notes, the leased aircraft notes will not be our direct obligation. None of the owner trustees, the owner participants or the loan trustees will be personally liable to any holder of leased aircraft notes for amounts payable under the leased aircraft notes. Except as provided in the indentures relating to the leased aircraft notes, no owner trustee or loan trustee will be liable for or incur any liability under the indentures. Except in the circumstances described above, all amounts payable under any leased aircraft notes, other than payments made in connection with an optional redemption or purchase by the related owner trustee or the related owner participant, will be made only from:

  •
  the assets subject to the lien of the applicable indenture with respect to the aircraft or the income and proceeds received by the related loan trustee from that aircraft, including rent payable by us under the related lease; or

  •
  if so provided in the related prospectus supplement, the applicable liquidity facility or other credit support agreement.

        With respect to the leased aircraft notes, except as otherwise provided in the applicable indenture, no owner trustee will be personally liable for any amount payable or for any statements, representations, warranties, agreements or obligations under any indenture or under any leased aircraft notes. None of the owner participants will have any duty or responsibility under the leased aircraft indentures or under the leased aircraft notes to the related loan trustee or to any holder of any leased aircraft note.

        Our obligations under each owned aircraft indenture and under the owned aircraft notes will be our direct obligations.

Defeasance of the Indentures and the Equipment Notes in Certain Circumstances

        Unless otherwise specified in the applicable prospectus supplement, an indenture may provide that the obligations of the related loan trustee, the related owner trustee or us, as the case may be, under that indenture will be deemed to have been discharged and paid in full on the 91st day after the date that money or certain United States government securities, in an aggregate amount sufficient to pay when due (including as a consequence of redemption in respect of which notice is given on or prior to the date of the deposit) principal, premium, if any, and interest on all equipment notes issued under that indenture, are irrevocably deposited with the related loan trustee. The discharge may occur only if, among other things, there has been published by the IRS a ruling to the effect that holders of the equipment notes will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if the deposit, defeasance and discharge had not occurred.

        Upon defeasance of the equipment notes, or upon payment in full of the principal of, premium, if any, and interest on all equipment notes issued under any indenture on the applicable maturity date, or upon deposit with the applicable loan trustee of sufficient money no earlier than one year prior to the date of maturity, the holders of the equipment notes will have no beneficial interest in or other rights with respect to the related aircraft or other assets subject to the lien of the indenture and the lien will terminate.

Assumption of Obligations by Hawaiian Airlines

        Unless otherwise specified in the applicable prospectus supplement, upon our purchase of any leased aircraft prior to the end of the applicable term, we may assume on a full recourse basis all of the obligations of the owner trustee, other than its obligations in its individual capacity, under the indenture and the leased aircraft notes relating to that lease. If we assume leased aircraft notes, provisions relating to maintenance, possession and use of the related aircraft, liens and insurance will be incorporated into the indenture. If we assume leased aircraft notes in connection with our purchase of a leased aircraft, leased aircraft notes issued under the indenture will not be redeemed and will continue to be secured by the aircraft.

Intercreditor Issues

        Equipment notes may be issued in different classes, which means that the equipment notes may have different payment priorities even though they are issued by the same borrower and relate to the same aircraft. If multiple classes of equipment notes are issued, the related prospectus supplement will describe the priority of distributions among the equipment notes, any liquidity facilities or other credit support agreements, the ability of any class to exercise and/or enforce any or all remedies with respect to the related aircraft, and, if the equipment notes are leased aircraft notes, the related lease, and certain other intercreditor terms and provisions.

 PLAN OF DISTRIBUTION

        Certificates may be sold to one or more underwriters for public offering and resale by them. Certificates may also be sold to investors or other persons directly or through one or more dealers or agents. Any underwriter, dealer or agent involved in the offer and sale of the certificates will be named in an applicable prospectus supplement.

        The certificates may be sold:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to prevailing market prices; or

  •
  at negotiated prices.

        Dealer trading may take place in certain of the certificates, including certificates not listed on any securities exchange. We do not intend to apply for listing of the certificates on a national securities exchange. From time to time, we also may authorize underwriters acting as our agents to offer and sell the certificates upon the terms and conditions as will be set forth in any prospectus supplement.

        In connection with the sale of certificates, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of certificates for whom they may act as agent. Underwriters may sell certificates to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions, which may be changed from time to time, from the purchasers for whom they may act as agent.

        If a dealer is used directly by us in the sale of certificates requiring the delivery of this prospectus, we will sell the certificates to the dealer, as principal. The dealer may then resell the certificates to the public at varying prices to be determined by the dealer at the time of resale. The dealer will be named in, and the terms of the sale, will be set forth in the applicable prospectus supplement.

        Certificates may be offered and sold through agents designated by us from time to time. The agent involved in the offer or sale of the certificates will be named in, and any commissions payable by us to the agent will be set forth in, the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, the agent will be acting on a best efforts basis for the period of its appointment.

        We may solicit directly offers to purchase certificates, and certificates may be sold directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale. The terms of these sales will be described in the applicable prospectus supplement. Except as set forth in the applicable prospectus supplement, no director, officer or employee of ours will solicit or receive a commission in connection with direct sales by us of the certificates, although those persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with our direct sales.

        Any underwriting compensation that we pay to underwriters, dealers or agents in connection with the offering of certificates, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable prospectus supplement.

        Underwriters, dealers and agents participating in the distribution of the certificates may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the certificates may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled under agreements with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by us for certain expenses.

        Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

        If so indicated in an applicable prospectus supplement and subject to existing market conditions, we will authorize dealers acting as our agents to solicit offers by certain institutions to purchase certificates from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts. These contracts will provide for payment and delivery on the date or dates stated in the applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate principal amount of certificates sold pursuant to these contracts will not be less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom these contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to our approval. These contracts will not be subject to any conditions, except for the condition that the purchase by an institution of the certificates not be prohibited at the time of delivery under the laws of any jurisdiction in the United States to which the institution is subject. A commission set forth in the applicable prospectus supplement will be granted to underwriters and agents soliciting purchases of certificates pursuant to contracts accepted by us. Agents and underwriters will have no responsibility in respect of the delivery or performance of these contracts.

        If an underwriter or underwriters is used in the sale of any certificates, the applicable prospectus supplement will state the intention, if any, of the underwriters at the date of the prospectus supplement to make a market in the certificates. We cannot assure you that there will be a market for the certificates.

        The place and time of delivery for the certificates in respect of which this prospectus is delivered will be set forth in the applicable prospectus supplement.

 LEGAL MATTERS

        The validity of the securities offered by this prospectus will be passed upon by Hughes Hubbard & Reed LLP, One Battery Park Plaza, New York, NY 10004-1482. Unless otherwise indicated in the applicable prospectus supplement, Hughes Hubbard & Reed LLP will rely on the opinion of counsel for the pass through trustee as to certain matters relating to the authorization, execution and delivery of the certificates by, and the valid and binding effect on, the pass through trustee.

EXPERTS

        The consolidated financial statements of Hawaiian Holdings, Inc. included in Hawaiian Holdings, Inc.'s Current Report on Form 8-K filed on March 14, 2013, the consolidated financial statement schedule included in Hawaiian Holdings, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2012 and the effectiveness of Hawaiian Holdings, Inc.'s internal control over financial reporting as of December 31, 2012 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference (except for their report on the schedule, which is set forth in the second paragraph of their consent filed as Exhibit 23.1 to the registration statement of which this prospectus is a part and is incorporated by reference herein). Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        Our parent, Hawaiian Holdings, files annual, quarterly and other reports, proxy statements and other information with the SEC. Hawaiian Holdings' SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document Hawaiian Holdings files at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Hawaiian Holdings' Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that Hawaiian Holdings files with or furnishes to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after Hawaiian Holdings electronically files such material with, or furnishes it to, the SEC.

        Together with Hawaiian Holdings, we have filed with the SEC a registration statement under the Securities Act of 1933 relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above. The registration statement and the documents referred to below under "Incorporation by Reference" are also available on our Internet website, www.hawaiianair.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

 INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to incorporate by reference into this prospectus certain information that we or Hawaiian Holdings files with it, which means that we or Hawaiian Holdings can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we or Hawaiian Holdings files later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that Hawaiian Holdings previously filed with the SEC (excluding any portions of any Form 8-K that are not deemed "filed" pursuant to the General Instructions of Form 8-K):

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as filed with the SEC by Hawaiian Holdings on February 8, 2013; and

  •
  Current Report on Form 8-K filed by Hawaiian Holdings with the SEC on March 14, 2013.

        We also incorporate by reference into this prospectus additional documents that we or Hawaiian Holdings may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we or Hawaiian Holdings may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

        This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. Neither we nor Hawaiian Holdings have authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

        We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus.

        You may request a copy of these filings, at no cost to you, by telephoning us at (808) 835-3700 or by writing to the following address:

Investor Relations
Hawaiian Holdings, Inc.
3375 Koapaka Street, Suite G-350
Honolulu, Hawaii 96819

Hawaiian Airlines, Inc.

Pass Through Certificates

PROSPECTUS

Part II

Information Not Required in the Prospectus

Item 14.    Other Expenses of Issuance and Distribution

        The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the sale of the securities being registered.

Securities and Exchange Commission registration fee		$71,610
Nasdaq Global Select Market listing fee			*
Accounting fees and expenses			*
Legal fees and expenses			*
Printing and engraving			*
Fees and expenses of the transfer agent or trustee			*
Miscellaneous			*

Total	$		*

*
To be provided by amendment or as an exhibit to a filing with the SEC under Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended.

Item 15.    Indemnification of Directors and Officers

        Section 145(a) of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

        Section 145(b) of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

        Section 145 of the Delaware General Corporation Law further provides that: (i) to the extent that a former or present director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; (ii) indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and (iii) the corporation may purchase and maintain insurance on behalf of any present or former director, officer, employee or agent of the corporation or any person who at the request of the corporation was serving in such capacity for another entity against any liability asserted against such person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

        Hawaiian Holdings, Inc.'s amended and restated certificate of incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware General Corporation Law. Hawaiian Holdings, Inc.'s Bylaws provides indemnification of its directors and officers to the maximum extent permitted by the Delaware General Corporation Law. In addition, Hawaiian Holdings, Inc. has entered into indemnification agreements with its directors and officers, and it maintains insurance policies insuring its directors and officers against certain liabilities that they may incur in their capacity as officers and directors of Hawaiian Holdings, Inc.

        Likewise, Hawaiian Airlines, Inc.'s amended and restated certificate of incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware General Corporation Law. Hawaiian Airlines, Inc.'s Bylaws provides indemnification of its directors and officers to the maximum extent permitted by the Delaware General Corporation Law. In addition, Hawaiian Airlines, Inc. has entered into indemnification agreements with its directors and officers, and it maintains insurance policies insuring its directors and officers against certain liabilities that they may incur in their capacity as officers and directors of Hawaiian Airlines, Inc.

        See also the undertakings set out in response to Item 17 herein.

Item 16.    Exhibits

        A list of exhibits filed herewith is contained in the exhibit index that immediately precedes such exhibits and is incorporated herein by reference.

Item 17.    Undertakings

(a)
The undersigned registrants hereby undertake:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (i)
  If the registrant is relying on Rule 430B,

  (A)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (B)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to the effective date; or

  (ii)
  If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  (iii)
  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  (iv)
  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)
The undersigned registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

Signatures

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Honolulu, State of Hawaii, on March 14, 2013.

HAWAIIAN HOLDINGS, INC.
By:	/s/ MARK B. DUNKERLEY Mark B. Dunkerley President and Chief Executive Officer

Power of Attorney

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark B. Dunkerley and Scott E. Topping, and each of them individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign the Registration Statement filed herewith and any or all amendments to said Registration Statement (including post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ MARK B. DUNKERLEY Mark B. Dunkerley	President, Chief Executive Officer and Director (Principal Executive Officer)	March 14, 2013
/s/ SCOTT E. TOPPING Scott E. Topping	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	March 14, 2013
/s/ LAWRENCE S. HERSHFIELD Lawrence S. Hershfield	Director (Chair of the Board of Directors)	March 14, 2013
/s/ GREGORY S. ANDERSON Gregory S. Anderson	Director	March 14, 2013

Signature	Title	Date

/s/ BRIAN E. BOYER Brian E. Boyer	Director	March 14, 2013
Randall L. Jenson	Director
/s/ BERT T. KOBAYASHI Bert T. Kobayashi	Director	March 14, 2013
/s/ TOMOYUKI MORIIZUMI Tomoyuki Moriizumi	Director	March 14, 2013
/s/ SAMSON POOMAIHEALANI Samson Poomaihealani	Director	March 14, 2013
/s/ CRYSTAL K. ROSE Crystal K. Rose	Director	March 14, 2013
/s/ WILLIAM S. SWELBAR William S. Swelbar	Director	March 14, 2013
/s/ RICHARD N. ZWERN Richard N. Zwern	Director	March 14, 2013

Signatures

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Honolulu, State of Hawaii, on March 14, 2013.

HAWAIIAN AIRLINES, INC.
By:	/s/ MARK B. DUNKERLEY Mark B. Dunkerley President and Chief Executive Officer

Power of Attorney

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark B. Dunkerley and Scott E. Topping, and each of them individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign the Registration Statement filed herewith and any or all amendments to said Registration Statement (including post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ MARK B. DUNKERLEY Mark B. Dunkerley	President, Chief Executive Officer and Director (Principal Executive Officer)	March 14, 2013
/s/ SCOTT E. TOPPING Scott E. Topping	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	March 14, 2013
/s/ LAWRENCE S. HERSHFIELD Lawrence S. Hershfield	Director (Chair of the Board of Directors)	March 14, 2013
/s/ GREGORY S. ANDERSON Gregory S. Anderson	Director	March 14, 2013

Signature	Title	Date

/s/ BRIAN E. BOYER Brian E. Boyer	Director	March 14, 2013
Randall L. Jenson	Director
/s/ BERT T. KOBAYASHI Bert T. Kobayashi	Director	March 14, 2013
/s/ TOMOYUKI MORIIZUMI Tomoyuki Moriizumi	Director	March 14, 2013
/s/ SAMSON POOMAIHEALANI Samson Poomaihealani	Director	March 14, 2013
/s/ CRYSTAL K. ROSE Crystal K. Rose	Director	March 14, 2013
/s/ WILLIAM S. SWELBAR William S. Swelbar	Director	March 14, 2013
/s/ RICHARD N. ZWERN Richard N. Zwern	Director	March 14, 2013

Exhibit Index

Exhibit Number	Description
1.1	Form of Underwriting Agreement*
3.1
Amended and Restated Certificate of Incorporation of Hawaiian Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Form S-1, File No. 333-129503, filed by Hawaiian Holdings, Inc. on November 7, 2005)
3.2	Bylaws, as amended, of Hawaiian Holdings, Inc. (incorporated by reference to Exhibit 3.2 to the Form 10-Q filed by Hawaiian Holdings, Inc. on November 7, 2007)
3.3	Amended and Restated Certificate of Incorporation of Hawaiian Airlines, Inc.
3.4	Bylaws, as amended, of Hawaiian Airlines, Inc.
4.1	Form of Hawaiian Holdings, Inc. Senior Indenture
4.2	Form of Hawaiian Holdings, Inc. Subordinated Indenture
4.3	Form of Hawaiian Holdings, Inc. Senior Debt Security (included in Exhibit 4.1)
4.4	Form of Hawaiian Holdings, Inc. Subordinated Debt Security (included in Exhibit 4.2)
4.5	Form of Hawaiian Holdings, Inc. Certificate of Designation*
4.6	Form of Hawaiian Holdings, Inc. Preferred Stock Certificate*
4.7	Form of Hawaiian Holdings, Inc. Deposit Agreement*
4.8	Form of Hawaiian Holdings, Inc. Depositary Receipt (included in Exhibit 4.7)*
4.9	Form of Hawaiian Holdings, Inc. Warrant Agreement*
4.10	Form of Hawaiian Holdings, Inc. Warrant Certificate*
4.11	Form of Hawaiian Holdings, Inc. Guarantee*
4.12	Form of Hawaiian Airlines, Inc. Guarantee*
4.13	Form of Hawaiian Airlines, Inc. Pass Through Trust Agreement
4.14	Form of Hawaiian Airlines, Inc. Pass Through Certificate*
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
5.2	Opinion of Hughes Hubbard & Reed LLP
12.1	Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 to the Form 10-K filed by Hawaiian Holdings, Inc. on February 8, 2013)
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.2	Consent of Wilson Sonsini Goodrich & Rosati (included in Exhibit 5.1)
23.3	Consent of Hughes Hubbard & Reed LLP (included in Exhibit 5.2)
24.1	Power of Attorney for Hawaiian Holdings, Inc. (included on signature page of Hawaiian Holdings, Inc.)
24.2	Power of Attorney for Hawaiian Airlines, Inc. (included on signature page of Hawaiian Airlines, Inc.)
25.1	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939**

Exhibit Number	Description
25.2	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939**
25.3	Statement of Eligibility of Trustee on Form T-1, as Pass Through Trustee under the Hawaiian Airlines, Inc. Pass Through Trust Agreement

*
To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

**
To be filed separately, pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, if applicable.